CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Exhibit 10.1

LICENSE AGREEMENT

by and between

Shanghai Jemincare Pharmaceutical Co., Ltd.

and

RAPT Therapeutics, Inc.

dated as of December 22, 2024

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(continued)

Article 1 Definitions		1
Article 2 Licenses; Know-how Transfer		20
2.1.	Licenses to RAPT	20
2.2.	License to Jemincare	20
2.3.	Jemincare Retained Rights	21
2.4.	Right of Reference	21
2.5.	Restrictive Covenants	21
2.6.	Sublicensing	22
2.7.	Subcontracting	23
2.8.	No Implied Licenses	23
2.9.	Transfer of Know-How and Development Data	23
2.10.	Exclusivity	24
Article 3 Governance		25
3.1.	Joint Steering Committee	25
3.2.	Role	25
3.3.	Committee Membership	26
3.4.	Committee Meetings	26
3.5.	Alliance Managers	26
3.6.	Decision-Making of JSC	26
3.7.	Scope and Limitation of JSC Governance	27
Article 4 Development		27
4.1.	Development Responsibilities	27
4.2.	Development Plan	27
4.3.	RAPT’s Development Efforts	28
4.4.	Records	28
4.5.	Reporting	28
Article 5 Manufacturing; Supply; Technology Transfer		28
5.1.	Manufacturing and Supply	28
5.2.	[***]	30
5.3.	[***] Manufacturing Process; Manufacturing Technology Transfer	31
Article 6 Regulatory; Clinical data		32
6.1.	Regulatory Submissions and Regulatory Approvals	32
6.2.	Access to Clinical Data	33
6.3.	Required Inspection by Regulatory Authority	33

-ii-

(continued)

Page

6.4.	Reporting; Adverse Events	34
6.5.	No Harmful Actions	35
6.6.	Compliance with Law	35
Article 7 Commercialization		36
7.1.	Responsibility	36
7.2.	Diligence	36
7.3.	Use of Trade Names	37
7.4.	Commercialization Reports	37
Article 8 Financial Terms		37
8.1.	Upfront Payment	37
8.2.	Milestones	37
8.3.	Royalties	40
8.4.	Payment Terms	42
8.5.	Records; Audit Rights	44
Article 9 Intellectual Property		45
9.1.	Ownership	45
9.2.	Prosecution and Maintenance of Licensed Patents and Resulting Patents	45
9.3.	Prosecution and Maintenance Cooperation	46
9.4.	Patent Term Extension and Supplementary Protection Certificate	47
9.5.	Patent Listings	48
9.6.	Enforcement	48
9.7.	Invalidity or Unenforceability Defenses or Actions	49
9.8.	Defense	50
9.9.	Recovery	51
9.10.	Trademarks	51
9.11.	Common Interest	52
Article 10 Confidentiality		52
10.1.	Nondisclosure	52
10.2.	Exceptions	52
10.3.	Authorized Disclosure and Use	53
10.4.	Terms of this Agreement	54
10.5.	Securities Filings; Disclosure under Applicable Law	54
10.6.	Press Releases	55

-iii-

(continued)

Page

10.7.	Publication	55
Article 11 Representations and Warranties; Covenants		55
11.1.	Representations and Warranties of Each Party	55
11.2.	Representations and Warranties of Jemincare	56
11.3.	Representations and Warranties of RAPT	59
11.4.	Mutual Covenants	59
11.5.	Debarment	59
11.6.	Disclaimer	60
Article 12 Indemnification; Insurance; Limitation of liability		60
12.1.	Indemnification by RAPT	60
12.2.	Indemnification by Jemincare	60
12.3.	Procedure	61
12.4.	Insurance	62
12.5.	LIMITATION OF LIABILITY	62
Article 13 Term and Termination		62
13.1.	Term	62
13.2.	Termination by RAPT for Convenience	63
13.3.	Termination for Material Breach	63
13.4.	Termination for Bankruptcy	63
13.5.	Termination for Patent Challenge	64
13.6.	General Effects of Termination	64
13.7.	Specific Effects of Termination	65
13.8.	Surviving Provisions	66
Article 14 Miscellaneous.		67
14.1.	Severability	67
14.2.	Notices	67
14.3.	Force Majeure	68
14.4.	Assignment; Change of Control	68
14.5.	Waivers and Modifications	69
14.6.	Governing Law; Dispute Resolution; Jury Waiver	69
14.7.	Relationship of the Parties	71
14.8.	Fees and Expenses	71
14.9.	Third Party Beneficiaries	71

-iv-

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Page

14.10.	Entire Agreement	71
14.11.	Counterparts	71
14.12.	Equitable Relief; Cumulative Remedies	72
14.13.	Interpretation	72
14.14.	Further Assurances	73
14.15.	Precedence	73

Schedule 1.28 (Clinical Data Transfer Plan)

Schedule 1.69 (Existing Regulatory Materials)

Schedule 1.108 (JYB1904)

Schedule 1.113 (Licensed Know-How)

Schedule 1.115 (Licensed Patents)

Schedule 1.189 (Specifications)

Schedule 2.1.3 ([***])

Schedule 4.2 (RAPT Development Plan)

Schedule 5.1.1 (Initial Clinical Supply Order Terms)

Schedule 5.3.1(a) (Bioequivalency Data)

Schedule 5.3.2 (Manufacturing Technology Transfer Plan)

Schedule 10.6 (Press Release)

-v-

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

LICENSE AGREEMENT

This LICENSE AGREEMENT (this “Agreement”) is entered into as of December 22, 2024 (the “Effective Date”) by and between Shanghai Jemincare Pharmaceutical Co., Ltd., a company incorporated in People’s Republic of China with an address of Lane 535, Huanqiao Road, Pudong, Shanghai, China (“Jemincare”), and RAPT Therapeutics, Inc., a company incorporated in Delaware with an address of 561 Eccles Ave., South San Francisco, CA 94080, United States (“RAPT”). Jemincare and RAPT are each referred to herein by name or as a “Party” or, collectively, as the “Parties”.

RECITALS

WHEREAS, Jemincare has developed JYB1904 (as defined below) for the treatment of chronic spontaneous urticaria and allergic asthma.

WHEREAS, RAPT is a biopharmaceutical company engaged in the research, development, manufacture and commercialization of human therapeutic products.

WHEREAS, the Parties desire to enter into this Agreement, pursuant to which RAPT wishes to obtain, and Jemincare wishes to grant, an exclusive license under the Licensed IP (as defined below) to Exploit (as defined below) the Licensed Molecules and Licensed Products in the RAPT Territory (each, as defined below) on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Article 1
Definitions

Unless specifically set forth to the contrary herein, the following terms shall have the respective meanings set forth below.

1.1. “Accounting Standards” means United States generally accepted accounting principle as in effect from time to time.

1.2. “Achieved Milestone” is defined in Section 8.2.2 (Development Milestone Payments).

1.3. “Acquired Party” is defined in Section 2.10.3.

1.4. “Acquirer IP” is defined in Section 14.4.4.

1.5. “Acquiring Entity” means, in the case of a Change of Control of a Party, the successor in interest, resulting entity, assignee or purchaser, as applicable, of such Party and its Affiliates.

1.6. “Adverse Event” means any untoward medical occurrence in a patient or Clinical Trial subject administered a pharmaceutical product and which does not necessarily have to have a causal relationship with this treatment. An Adverse Event can therefore be any unfavorable and unintended sign (including an abnormal laboratory finding), symptom, or disease temporally associated with the use of a medicinal product, whether or not considered related to the medicinal product.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

1.7. “Affiliate” means any individual, corporation, association or other business entity that directly or indirectly controls, is controlled by, or is under common control with the Party in question. As used in this definition of “Affiliate”, the term “control” shall mean the direct or indirect ownership of more than fifty percent (50%) of the stock having the right to vote for directors thereof or the ability to otherwise control the management of the corporation or other business entity whether through the ownership of voting securities, by contract, resolution, regulation or otherwise.

1.8. “Agreement” is defined in the Preamble.

1.9. “Alliance Manager” is defined in Section 3.5 (Alliance Managers).

1.10. “Annual Net Sales” means total Net Sales in the RAPT Territory of Licensed Product(s) in a particular Calendar Year.

1.11. “Applicable Law” means all applicable laws, statutes, rules, regulations, orders, judgments, or ordinances having the effect of law of any national, multinational, federal, state, provincial, county, city, or other political subdivision, including, to the extent applicable, International Conference on Harmonisation (ICH) Guidelines, GCP, GLP, and GMP, as well as all applicable data protection and privacy laws, rules, and regulations, including, to the extent applicable the Health Insurance Portability and Accountability Act (HIPAA) and the Health information Technology for Economic and Clinical Health Act (HITECH) and all rules or regulations arising from either, and the EU Data Protection Directive (Council Directive 95/46/EC) and applicable laws implementing the EU Data Protection Directive and the General Data Protection Regulation (2016/679).

1.12. “Asset Purchaser” means, with respect to a Party, any Third Party that has acquired all or substantially all of such Party’s assets related to this Agreement and that is not an Acquiring Entity of such Party.

1.13. “Auditor” is defined in Section 8.5.2 (Audit Rights).

1.14. “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

1.15. “Bioequivalency Data” is defined in Section 5.3.1(a).

1.16. “Biosimilar” means, with respect to a given Licensed Product, a biological product approved under the Public Health Service Act 351(k) as a biosimilar, follow-on biologic or generic biological product to such Licensed Product, including any such biosimilar, follow-on biologic or generic biological product [***].

1.17. “Biosimilar Application” is defined in Section 9.6.1.

1.18. “Biosimilar Entry” means, with respect to a Licensed Product in a country in the RAPT Territory, the sale of one or more Biosimilar(s) for any of the Indications included in the approved labeling of such Licensed Product in such country [***].

1.19. “BLA” means (a) a Biologics License Application, supplemental Biologics License Application, or similar application filed or to be filed with the FDA in connection with seeking Regulatory Approval for commercial marketing or sale of a pharmaceutical or biologic product, as described in Title 21 of the U.S. Code of Federal Regulations, Part 601, et seq., or (b) any corresponding application in another country or regulatory jurisdiction outside the United States, including without limitation, in the case of the

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

European Union, an MAA filed with the EMA pursuant to the centralized approval procedure or with the applicable Regulatory Authority of a country in the European Union with respect to the mutual recognition or any other national approval procedure.

1.20. “BLA Filing” means acceptance of the filing of a BLA by the applicable Regulatory Authority.

1.21. “Business Day” means a day other than a Saturday, Sunday or any day on which commercial banks San Francisco, California or the People’s Republic of China are authorized or required by Applicable Law to remain closed.

1.22. “Calendar Quarter” means each of the three (3) month periods ending March 31, June 30, September 30, and December 31; provided, that: (a) the first Calendar Quarter of the Term shall begin on the Effective Date and end on the first to occur of March 31, June 30, September 30, and December 31, as applicable; and (b) the final Calendar Quarter of the Term shall end on the last day of the Term.

1.23. “Calendar Year” means the period beginning on the Effective Date and ending on December 31 of the calendar year in which the Effective Date falls, and thereafter each successive period of twelve (12) consecutive calendar months beginning on January 1 and ending on December 31; provided that the final Calendar Year of the Term shall end on the last day of the Term.

1.24. “Change of Control” means, with respect to a Person, any of the following, in a single transaction or a series of related transactions: (a) the direct or indirect acquisition by a Third Party of (i) beneficial ownership of more than fifty percent (50%) of the then-outstanding securities or other voting interests of such Person (or, if applicable, a parent of such Person) or (ii) the ability to otherwise control the management of such Person (or, if applicable, a parent of such Person) whether through the ownership of voting securities, by contract, resolution, regulation or otherwise; or (b) the merger, reorganization, consolidation or business combination involving such Person (or, if applicable, a parent of such Person) with a Third Party that results in the holders of the beneficial ownership of the voting securities or other voting interests of such Person (or, if applicable, a parent of such Person) immediately prior to such merger, reorganization, consolidation or business combination ceasing to hold beneficial ownership of more than fifty percent (50%) of the combined voting power of the surviving entity resulting from such merger or consolidation; or (c) the acquisition by a Third Party of all or substantially all of the assets of the Person.

1.25. “[***] Manufacturing Process” is defined in Section 5.3.1(a).

1.26. “Claims” is defined in Section 11.2.4.

1.27. “Clinical Data” means all results, information, data, data analyses, reports, case report forms, Adverse Event reports and trial records generated by or on behalf of a Party or its Affiliates or (sub)licensees in the performance of a Clinical Trial for the Licensed Product, including [***].

1.28. “Clinical Data Transfer Plan” means the plan for the transfer of Clinical Data from one Party to the other Party set forth on Schedule 1.28 (Clinical Data Transfer Plan).

1.29. “Clinical Trial” means any human clinical trial of a Licensed Product, including any Phase 1 Clinical Trials, Phase 2 Clinical Trials, Phase 3 Clinical Trials, and Registrational Trials.

1.30. [***].

1.31. [***].

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

1.32. “Combination Product” means a Licensed Product that is comprised of or contains a Licensed Molecule as an active ingredient together with one or more other active ingredients sold either as a fixed dose or unit or as separate doses or units in a single package.

1.33. [***].

1.34. [***].

1.35. “Commercialization” means any and all activities directed to the commercialization of a product, including marketing, detailing, promotion, market research, distributing, order processing, handling returns and recalls, booking sales, customer service, administering, product sampling, and commercially selling such product, importing, exporting, and transporting such product for commercial sale, and seeking pricing approval of a product (if applicable), whether before or after Regulatory Approval has been obtained, as well as all regulatory compliance with respect to the foregoing.

1.36. “Commercially Reasonable Efforts” means, with respect to a Party’s obligation under this Agreement to conduct a particular activity, that level of efforts and resources required to carry out such obligation consistent with the efforts a similarly situated biopharmaceutical or biotechnology company devotes to a compound or product of its own or to which it has exclusive rights at a similar stage of research, development or commercialization and of similar market potential, strategic importance, and profit potential, based on conditions then prevailing and taking into account: (a) [***], (b) [***], (c) [***], (d) [***], (e) [***], (f) [***] and (g) other relevant [***] factors. With respect to RAPT’s obligations [***], Commercially Reasonable Efforts shall be determined on a country-by-country and Indication-by-Indication basis for the applicable Licensed Molecule or Licensed Product, and it is anticipated that the level of effort shall change over time, reflecting changes in the status of such Licensed Molecule or Licensed Product (as applicable) and the market or country involved, and the application of the foregoing factors in the exercise of Commercially Reasonable Efforts may result in RAPT ceasing the Development or Commercialization of a Licensed Molecule or Licensed Product (in whole or in part).

1.37. “Competing Activities” is defined in Section 2.10.2.

1.38. “Competing Infringement” is defined in Section 9.6.1.

1.39. “Competing Product” is defined in Section 2.10.1.

1.40. “Compulsory Net Sales” is defined in Section 8.3.3(d) (Royalty Adjustment for Compulsory Sublicense).

1.41. “Compulsory Sublicense” means, with respect to a Licensed Product and a country or administrative region in the RAPT Territory, a sublicense under the Licensed IP to sell or offer for sale such Licensed Product in such country or territory that is required to be granted by a Governmental Authority to a Third Party or to such Governmental Authority within such country or territory without direct or indirect authorization from RAPT or its Affiliates.

1.42. “Compulsory Sublicense Royalty Rate” is defined in Section 8.3.3(d) (Royalty Adjustment for Compulsory Sublicense).

1.43. “Confidential Information” means, with respect to a Party, all confidential or proprietary information, including chemical or biological materials, chemical structures, commercialization plans, correspondence, customer lists, data, development plans, formulae, improvements, Inventions, Know-How, processes, regulatory filings, Regulatory Materials, reports, strategies, techniques, or other information, in

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

each case, that are Controlled by such Party or its Affiliates, or disclosed by or on behalf of such Party or any of its Affiliates to the other Party or any of its Affiliates pursuant to this Agreement, regardless of whether any of the foregoing are marked “confidential” or “proprietary” or communicated to the other Party by or on behalf of the disclosing Party in oral, written, visual, graphic, or electronic form, or are obtained by the other Party through any audit or inspection. All Licensed Know-How that is specifically related to the Licensed Molecule or Licensed Product and is disclosed by one Party to another Party shall be deemed to be the Confidential Information of the Disclosing Party.

1.44. “Control” means, with respect to any item of information, material, Regulatory Materials, Know-How, Patent or other intellectual property right, and subject to Section 14.4.4, the possession of the right, whether directly or indirectly and whether by ownership, license or otherwise (other than by operation of the license or other grants in Section 2.1 (Licenses to RAPT), Section 2.9 (Transfer of Development Data), Section 5.3.2 (Manufacturing Technology Transfer), Section 13.6.4 (Sale of Existing Inventory), and Section 13.7 (Specific Effects of Termination)), to grant a license, sublicense or other right to or under such information, material, Regulatory Material, Know-How, Patent or other intellectual property right as provided for herein without violating the terms of any agreement with any Third Party. “Controlled” and “Controlling” have their correlative meanings.

1.45. “Cover” means, with reference to a Patent and a molecule or product, that the making, using, offering to sell, selling, importing, or exporting of such molecule or product would infringe such Patent in the country in which such activity occurs without a license thereto (or ownership thereof).

1.46. “Cure Period” is defined in Section 13.3 (Termination for Material Breach).

1.47. “Damages” means all losses, costs, claims, damages, judgments, liabilities, and expenses (including reasonable attorneys’ fees and other reasonable and documented out-of-pocket costs in connection therewith).

1.48. “Data Room” means the data room established by Jemincare or its Affiliates [***] in connection with the transactions contemplated hereby.

1.49. “Development” means: (a) research activities (including non-clinical studies, drug discovery, identification, or synthesis) with respect to a product; or (b) preclinical and clinical drug development activities and other development activities with respect to a product, including test method development and stability testing, toxicology, formulation, manufacturing process development, qualification and validation, quality assurance, quality control, Clinical Trials (including the conduct of Clinical Trials and other trials commenced after Regulatory Approval), statistical analysis and report writing, the preparation and submission of INDs and MAAs, regulatory affairs with respect to the foregoing, and all other activities necessary or useful or otherwise requested or required by a Regulatory Authority or as a condition or in support of obtaining or maintaining a Regulatory Approval. For clarity, “Development” does not include Manufacturing. When used as a verb, “Develop” means to engage in Development.

1.50. “Development Milestone Event” is defined in Section 8.2.2 (Development Milestone Payments).

1.51. “Development Milestone Payment” is defined in Section 8.2.2 (Development Milestone Payments).

1.52. [***].

1.53. “Disclosing Party” is defined in Section 10.1 (Nondisclosure).

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

1.54. “Dispute” is defined in Section 14.6.2 (Referral to Senior Executives).

1.55. “Distributor” means any Third Party appointed by RAPT or any of its Affiliates or Sublicensees to purchase, distribute, market and resell a Licensed Product, as applicable, in one or more countries in the RAPT Territory in circumstances where such Third Party purchases Licensed Products from RAPT or its Affiliates or Sublicensees, but does not otherwise make any royalty or other revenue-based payment to RAPT or its Affiliates or Sublicensees with respect to its intellectual property rights with respect to, or its purchase of, such Licensed Product.

1.56. “Dollars” or “$” means the legal tender of the United States.

1.57. “Due Diligence Review” means the due diligence review of the information, documents and materials contained in the Data Room that was conducted by or on behalf of RAPT or its Affiliates prior to the Effective Date regarding the Licensed Molecules and Licensed Products.

1.58. “Effective Date” is defined in the Preamble.

1.59. “Effective Royalty Rate” is defined in Section 8.3.3(d) (Royalty Adjustment for Compulsory Sublicense).

1.60. “Electronic Delivery” is defined in Section 14.11 (Counterparts).

1.61. “EMA” is defined in Section 1.167 (“Regulatory Authority” definition).

1.62. “EU” or “European Union” means all countries that are officially recognized as member states of the European Union as of the Effective Date.

1.63. “Excluded Sublicensee” means any Sublicensee that is: (a) a Third Party vendor or subcontractor granted a Sublicense under any Licensed IP solely for the purposes of such Third Party performing services for or on behalf of RAPT wherein such Third Party does not sell or cause the sale or other disposition of any Licensed Product, its Affiliates or Sublicensees or (b) any Third Party granted a Settlement Sublicense.

1.64. “Exclusive License” is defined in Section 2.1.1 (Exclusive Development and Commercialization License in RAPT Territory).

1.65. “Exclusive License Sublicensee” means any Sublicensee to whom RAPT has granted a Sublicense of the rights licensed to RAPT by Jemincare under the Exclusive License, whether alone or along with the rights licensed to RAPT by Jemincare under the Jemincare Territory Development License and/or the Jemincare Territory Manufacturing License.

1.66. “Exclusivity Period” means the period of time beginning on the Effective Date and continuing until [***].

1.67. “Executive Officers” means: (a) with respect to Jemincare, its Chief Executive Officer (Xiaoxiang Li as of the Effective Date); and (b) with respect to RAPT, its Chief Executive Officer (Brian Wong as of the Effective Date).

1.68. [***].

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

1.69. “Existing Regulatory Materials” means the Regulatory Materials for the Licensed Molecule or Licensed Products that are Controlled by Jemincare or its Affiliates as of the Effective Date, including the Regulatory Materials set forth on Schedule 1.69 (Existing Regulatory Materials).

1.70. “Expert” is defined in Section 14.6.3(a) (Conduct of the Arbitration).

1.71. “Exploit” means make, have made, hold or keep (whether for disposal or otherwise), research, use, have used, transport, distribute, promote, market, sell, have sold, offer for sale, export, import or otherwise dispose of, including to Develop, Manufacture, Commercialize. Variations of the word “Exploit” (such as “Exploitation”) shall have correlative meanings.

1.72. “FDA” is defined in Section 1.167 (“Regulatory Authority” definition).

1.73. “FDA Bioequivalency Determination” is defined in Section 5.3.2(a).

1.74. “Field” means any and all uses, including the diagnosis, prevention or treatment of diseases and other conditions in all indications in humans and animals.

1.75. “First Commercial Sale” means, with respect to a Licensed Product and a country, the first sale for monetary value for use or consumption by the end user of such Licensed Product in such country after Regulatory Approval for such Licensed Product has been obtained in such country. Sales prior to receipt of Regulatory Approval for such Licensed Product, such as so-called “treatment IND sales,” “named patient sales,” and “compassionate use sales,” shall not be construed as a First Commercial Sale.

1.76. “Floor” is defined in Section 8.3.3(f) (Floor).

1.77. “GCP” means the applicable then-current ethical and scientific quality standards for designing, conducting, recording, and reporting Clinical Trials as are required by applicable Regulatory Authorities or Applicable Law in the relevant jurisdiction, including in the United States, Good Clinical Practices established through FDA guidances, and, outside the United States, Guidelines for Good Clinical Practice – ICH Harmonized Tripartite Guideline (ICH E6).

1.78. “GLP” means the applicable then-current good laboratory practice standards as are required by applicable Regulatory Authorities or Applicable Law in the relevant jurisdiction, including in the United States, those promulgated or endorsed by the FDA in U.S. 21 C.F.R. Part 58, or the equivalent thereof as promulgated or endorsed by the applicable Regulatory Authorities outside of the United States.

1.79. “GMP” means the applicable then-current good manufacturing practice standards relating for fine chemicals, intermediates, bulk products, or finished pharmaceutical, biological, or diagnostic products, as are required by applicable Regulatory Authorities or Applicable Law in the relevant jurisdiction of Manufacture or sale of Manufactured product, including, as applicable: (a) all applicable requirements detailed in the FDA’s current Good Manufacturing Practices regulations, U.S. 21 C.F.R. Parts 210 and 211; (b) all applicable requirements detailed in the EMA’s “The Rules Governing Medicinal Products in the European Community, Volume IV, Good Manufacturing Practice for Medicinal Products;” and (c) all Applicable Law promulgated by any Governmental Authority having jurisdiction over the manufacture of the applicable molecule, agent, compound, or pharmaceutical, biological, or diagnostic product, as applicable.

1.80. “Governmental Authority” means any: (a) federal, state, local, municipal, foreign, or other government; (b) governmental or quasi-governmental authority of any nature (including any agency, board, body, branch, bureau, commission, council, department, entity, governmental division,

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

instrumentality, office, officer, official, organization, representative, subdivision, unit, and any court or other tribunal); (c) multinational governmental organization or body; or (d) entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military, or taxing authority or power of any nature.

1.81. “HGR Agency” is defined in Section 6.6.2 (HGR Data).

1.82. “IgE” means [***].

1.83. “IND” means an investigational new drug application (including any amendment or supplement thereto) submitted to the FDA pursuant to U.S. 21 C.F.R. Part 312, including any amendments thereto, and any comparable filing(s) outside the U.S. for the investigation of any product in any other country or group of countries (including a clinical trial application in the EU).

1.84. “Indemnification Claim Notice” is defined in Section 12.3.1.

1.85. “Indemnitee” is defined in Section 12.3.1.

1.86. “Indemnitor” is defined in Section 12.3.1.

1.87. “Indication” means an indication or use for a separate and distinct disease, medical condition or disorder in humans, which indication or use is approved or recognized by a Regulatory Authority to be included as a distinct indication or use in the labeling of an applicable product based on the results of a separate and distinct Registrational Trial that is sufficient to support the Regulatory Approval of such indication or use; provided, however, that (a) [***]; (b) [***]; (c) [***]; and (d) [***].

1.88. “Indirect Tax” means value added, sales, consumption, goods and services taxes or other similar taxes required by Applicable Law to be disclosed as a separate item on the relevant invoice.

1.89. “Initial Clinical Supply Order” is defined in Section 5.1.1(a).

1.90. “Initiation” means, with respect to a Clinical Trial, the dosing of the [***] patient with the Licensed Product (or the placebo for such Licensed Product) in such Clinical Trial.

1.91. “Invention” means any process, invention, method, use, composition of matter, article of manufacture, discovery, or finding that is conceived or reduced to practice, whether or not patentable.

1.92. “IRA” is defined in Section 8.3.3(e) (Drug Pricing Programs).

1.93. “Jemincare” is defined in the Preamble.

1.94. “Jemincare CMO” means a Third Party contract manufacturing organization with which Jemincare or any of its Affiliates has entered into a written agreement for the Manufacture of the Licensed Molecules or Licensed Products.

1.95. “Jemincare Indemnitees” is defined in Section 12.1 (Indemnification by RAPT).

1.96. “Jemincare Product Marks” is defined in Section 9.10.2 (Jemincare Product Marks).

1.97. “Jemincare-Prosecuted Patents” is defined in Section 9.2.2.

1.98. “Jemincare Prosecution and Maintenance” is defined in Section 9.2.2.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

1.99. “Jemincare Resulting Inventions” is defined in Section 9.1.1(b).

1.100. “Jemincare Resulting Patent” is defined in Section 9.1.1(b).

1.101. “Jemincare Supply Period” is defined in Section 5.1.1(d).

1.102. “Jemincare Territory” means the People’s Republic of China, including the mainland of China and administrative regions of Hong Kong, Macau and Taiwan.

1.103. “Jemincare Territory Development License” is defined in Section 2.1.2.

1.104. “Jemincare Territory Manufacturing License” is defined in Section 2.1.3 (Non-Exclusive Manufacturing License in Jemincare Territory).

1.105. “Joint Resulting Inventions” is defined in Section 9.1.1(c).

1.106. “Joint Resulting Patents” is defined in Section 9.1.1(c).

1.107. “Joint Steering Committee” or “JSC” is defined in Section 3.1 (Joint Steering Committee).

1.108. “JYB1904” means the molecule as set forth in Schedule 1.108 (JYB1904).

1.109. “Know-How” means technical, scientific and other data, Invention, know-how and information, including trade secrets, specifications, biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, pre-clinical, clinical, safety, manufacturing and quality control data and information, including study designs and protocols, assays and biological methodology, in each case (whether or not confidential, proprietary, patented or patentable) in written, electronic or any other form.

1.110. “Knowledge” means, with respect to a Party, (a) [***] knowledge of such Party’s Executive Officers, general counsel, in-house intellectual property counsel, CMC (Chemistry, Manufacturing, and Controls) lead, Development lead, and business development lead with respect to the Licensed Molecules or Licensed Products (together, the “Knowledge Persons”), based on such individuals’ good faith understanding of the facts and information [***], after reasonable inquiry and consultation with their direct reports; and (b) where any such Knowledge Person has not made such reasonable inquiry or consultation, the knowledge such Knowledge Person would reasonably be expected to have had they made such reasonable inquiry or consultation with respect to the applicable matter.

1.111. “Knowledge Persons” is defined in Section 1.110 (“Knowledge” definition).

1.112. “Licensed IP” means the Licensed Patents and the Licensed Know-How.

1.113. “Licensed Know-How” means any Know-How Controlled by Jemincare or its Affiliates as of the Effective Date or at any time during the Term of this Agreement that is (a) necessary or useful for the Exploitation of any Licensed Molecule and/or any Licensed Product, or (b) disclosed by Jemincare or its Affiliates to RAPT or its Affiliates in connection with this Agreement. Without limiting the foregoing definition, Licensed Know-How includes the Know-How set forth in Schedule 1.113 (Licensed Know-How).

1.114. “Licensed Molecule” means (a) JYB1904; and (b) [***].

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

1.115. “Licensed Patents” means any Patent Controlled by Jemincare or its Affiliates as of the Effective Date or at any time during the Term of this Agreement that claims or Covers the composition of matter, Exploitation, method of use or method of manufacture of the Licensed Molecule or the Licensed Product, including the Jemincare Resulting Patents and Jemincare’s interests in any Joint Resulting Patents. Without limiting the foregoing definition, the Licensed Patents existing as of the Effective Date are listed in Schedule 1.115 (Licensed Patents).

1.116. “Licensed Product” means any pharmaceutical product containing or comprising a Licensed Molecule, alone or in combination with one or more active ingredients, in any and all forms, presentations, dosages and formulations, including Combination Products.

1.117. “MAA” means a Marketing Authorization Application, NDA, BLA, or similar application, as applicable, and all amendments and supplements thereto, submitted to the FDA, EMA (pursuant to the centralized procedure to the applicable national Regulatory Authority of a member country in the European Union with respect to the mutual recognition procedure or decentralized procedure), Medicines and Healthcare Products Regulatory Agency in the United Kingdom, or Ministry of Health, Labour and Welfare of Japan, or any equivalent filing in a country or regulatory jurisdiction other than the U.S., European Union, United Kingdom and Japan with the applicable Regulatory Authority, to obtain marketing approval for a pharmaceutical, biological, or diagnostic product, in a country or in a group of countries or an administrative region.

1.118. “Manufacture” or “Manufacturing” means all activities related to the manufacture and production of a Licensed Molecule or Licensed Product, including the production of any of the following to the extent used in a Licensed Product: any drug substance produced in bulk form for use as an active pharmaceutical ingredient, drug product, compounded or finished final packaged and labeled form, and in intermediate states, including the following activities: reference standard preparation, purification, formulation, scale-up, packaging, disposition of product, quality assurance oversight, quality control testing (including in-process release and stability testing and analytical and characterization methods), storage of product or any component or ingredient thereof and validation activities directly related to all of the foregoing, and data management and recordkeeping related to all of the foregoing. References to a Party engaging in Manufacturing activities shall include having any or all of the foregoing activities performed by a Third Party as permitted under this Agreement.

1.119. “Manufacturing Materials” means the physical materials and documents identified in the Manufacturing Technology Transfer Plan to be transferred to RAPT thereunder, including manufacturing master and executed batch records, detailed analytical methods, validation report of all analytical methods, certain reagents and columns that are needed to Manufacture or test drug substance and drug product, master cell bank, working cell bank, and all methods from the Jemincare CMO, in each case to the extent Controlled by Jemincare or as otherwise specified in Schedule 5.3.2 (Manufacturing Technology Transfer Plan).

1.120. “Manufacturing Technology Receiving Entity” shall mean one of RAPT, an Affiliate of RAPT, a RAPT CMO in the RAPT Territory, or, subject to Section 5.1.2 (Manufacturing by RAPT) and solely with respect to Manufacturing in the Jemincare Territory, a RAPT CMO selected by RAPT [***], in each case for Manufacturing Licensed Molecules and Licensed Products on behalf of RAPT.

1.121. “Manufacturing Technology Transfer” is defined in Section 5.3.2(a).

1.122. “Manufacturing Technology Transfer Milestone Payment” is defined in Section 8.2.1 (Manufacturing Technology Transfer Milestone Payment).

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

1.123. “Manufacturing Technology Transfer Plan” is defined in Section 5.3.2(a).

1.124. “Master Cell Bank” means a culture of well characterized cells that express the Licensed Molecule which are derived from [***] cells, manufactured in compliance with GMP, adapted to a suitable medium composition, distributed into containers in a single operation, processed together in such a manner as to ensure uniformity, and stored in such a manner as to ensure stability as further described in the Manufacturing Technology Transfer Plan.

1.125. “Milestone Event” means the Successful Completion of Manufacturing Technology Transfer, a Development Milestone Event or a Net Sales Milestone Event, as applicable.

1.126. “Milestone Payment” means the Manufacturing Technology Transfer Milestone Payment, a Development Milestone Payment or a Net Sales Milestone Payment, as applicable.

1.127. “NDA” means a New Drug Application submitted to the FDA, or any successor application or procedure, as more fully defined in 21 C.F.R. § 314.50 et. seq, or any corresponding application in another country or regulatory jurisdiction outside of the United States.

1.128. [***].

1.129. “Net Sales” means, with respect to a Licensed Product for any period, the [***] amount [***] by RAPT, its Affiliates or its or their Sublicensees (excluding any Excluded Sublicensee) (each, a “Selling Entity”) for the sale or other disposition of a Licensed Product to Third Parties, [***], in a bona fide arm’s length transaction less deductions from such [***] amounts [***], for:

(a) [***];

(b) [***];

(c) [***];

(d) [***];

(e) [***];

(f) [***];

(g) [***];

(h) [***];

(i) [***].

For clarity, in no event shall any particular amount identified above, be deducted more than once in calculating Net Sales (i.e., no “double counting” of reductions).

Net Sales shall be calculated using the Selling Entity’s internal audited systems (in accordance with the Accounting Standards and record-keeping systems and policies) used consistently across the Selling Entity’s pharmaceutical operations to report product sales, as adjusted for any of items (a) to (i) above not taken into account in such systems.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Any of the deductions listed above that involves an expense incurred by a Selling Entity shall be taken as a deduction [***]. For the purposes of determining Net Sales, [***] a “sale” shall not include transfers or dispositions of such Licensed Product for pre-clinical or clinical, regulatory, governmental or charitable purposes or as samples, in each case, without charge, at cost or below cost.

Sales between RAPT, its Affiliates or its or their Sublicensees will not result in any Net Sales unless the transferee is the last Person in the distribution chain of the Licensed Product. The first sale by RAPT, its Affiliate or its or their Sublicensee to any Person that is not RAPT, its Affiliate or its or their Sublicensee results in Net Sales.

In the case of any Combination Product sold in a given country in the RAPT Territory, Net Sales for the purpose of determining royalties and Net Sales Milestone Events of the Combination Product in such country shall be calculated by [***].

[***].

[***].

[***].

Subject to the above, Net Sales shall be calculated in accordance with the standard internal policies and procedures of the applicable Selling Entity, which must be in accordance with Accounting Standards.

1.130. “Net Sales Milestone Event” is defined in Section 8.2.3 (Net Sales Milestone Payments).

1.131. “Net Sales Milestone Payment” is defined in Section 8.2.3 (Net Sales Milestone Payments).

1.132. “NMPA” is defined in Section 1.167 (“Regulatory Authority” definition).

1.133. “Non-Royalty Sublicensing Revenue” is defined in Section 8.3.3(d) (Royalty Adjustment for Compulsory Sublicense).

1.134. “Ongoing Jemincare Trials” means (a) the Phase 2 Clinical Trial conducted by or on behalf of Jemincare titled “Trial of JYB1904 in Patients With Allergic Asthma, NCT06438757” and (b) the Phase 2 Clinical Trial conducted by or on behalf of Jemincare titled “Trial of JYB1904 in Chronic Spontaneous Urticaria”.

1.135. “[***].

1.136. “Party” or “Parties” is defined in the Preamble.

1.137. A “Party’s Territory” means (a) with respect to Jemincare, the Jemincare Territory and (b) and with respect to RAPT, the RAPT Territory.

1.138. “Patents” means: (a) all patents and patent applications in any country or supranational jurisdiction worldwide; (b) any substitutions, divisionals, continuations, continuations-in-part, reissues, renewals, registrations, confirmations, re-examinations, extensions, supplementary protection certificates, and the like of any such patents or patent applications; (c) any and all patents that have issued or in the future issue from the foregoing patent applications ((a) and (b)), including utility models, petty patents, innovation patents, design patents and certificates of invention; and (d) any and all extensions or

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations or any other post-grant proceedings and extensions (including any supplementary protection certificates and the line) of the foregoing patents or patent applications ((a), (b) and (c)).

1.139. “Person” means any individual, partnership, joint venture, limited liability company, corporation, firm, trust, association, unincorporated organization, governmental authority or agency, or any other entity not specifically listed herein.

1.140. “Personal Data” means any information relating to an identified or identifiable individual as defined under Applicable Laws, including any Protected Health Information as defined under HIPAA.

1.141. “Phase 1 Clinical Trial” means a human clinical trial of a Licensed Product in the United States that would satisfy the requirements of 21 CFR 312.21(a), or its equivalents outside the United States. Without limiting the foregoing, a human clinical trial shall be deemed to be a Phase 1 Clinical Trial if it is designated as a Phase 1 Clinical Trial in a regulatory filing, by checking the appropriate box, by the title of the trial, or by other means of designation in the filing.

1.142. “Phase 2 Clinical Trial” means a human clinical trial of a Licensed Product in the United States that would satisfy the requirements of 21 CFR 312.21(b), or its equivalents outside the United States. Without limiting the foregoing, a human clinical trial shall be deemed to be a Phase 2 Clinical Trial if it is designated as a Phase 2 Clinical Trial in a regulatory filing, by checking the appropriate box, by the title of the trial, or by other means of designation in the filing.

1.143. “Phase 3 Clinical Trial” means a human clinical trial of a Licensed Product in the United States that would satisfy the requirements of U.S. 21 C.F.R. Part 312.21(c) or its equivalents outside the United States. Without limiting the foregoing, a Phase 3 Clinical Trial include a human clinical trial that is intended to: (a) establish that the Licensed Product is safe and efficacious for its intended use; (b) define contraindications, warnings, precautions, and adverse reactions that are associated with the Licensed Product in the dosage range to be prescribed; and (c) support Regulatory Approval for such Licensed Product, or a similar clinical purpose prescribed by the relevant Regulatory Authorities in a country or administrative region other than the United States.

1.144. “PHSA” is defined in Section 9.6.1.

1.145. “Pricing Approval” means, in any country or administrative region where a Governmental Authority authorizes reimbursement for, or approves or determines pricing for, pharmaceutical products, receipt (and, if required to make such authorization, approval or determination effective, publication) of such reimbursement authorization or pricing approval or determination (as the case may be).

1.146. “Prior Manufacturing Process” means the process for the Manufacture of Licensed Product [***].

1.147. “Priority Applications” is defined in Section 9.2.2(a).

1.148. “Privacy Law” is defined in Section 6.6.1 (Personal Data).

1.149. “Processing” (and “Process”) means any operation or set of operations which is performed on Personal Data or on sets of Personal Data, whether or not by automated means, such as collection, recording, organization, structuring, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, restriction, erasure, or destruction.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

1.150. “Prosecution and Maintenance” or “Prosecute and Maintain” means, with respect to a Patent, the preparation, filing, prosecution, and maintenance of such Patent (including such Patent’s related Patents in other jurisdictions or such Patent’s related national or regional stages), as well as re-examinations, reissues, appeals, and requests for patent term adjustments and patent term extensions with respect to such Patent, together with the initiation or defense of interferences, oppositions, post grant review, inter partes review, derivations, re-examinations, post-grant proceedings, and other similar proceedings (or other defense proceedings with respect to such Patent, but excluding the defense of challenges to such Patent as a counterclaim in an infringement proceeding) with respect to the particular Patent, and any appeals therefrom. For clarification, “Prosecution and Maintenance” or “Prosecute and Maintain” shall not include any other enforcement actions taken with respect to a Patent.

1.151. “PVA” is defined in Section 6.4.2.

1.152. “Quality Agreement” is defined in Section 5.1.3 (Quality Agreement).

1.153. “RAPT” is defined in the Preamble.

1.154. “RAPT CMO” means a Third Party contract manufacturing organization (CMO) or contract development and manufacturing organization (CDMO) with which RAPT or any of its Affiliates has entered into a written agreement for the Manufacture of the Licensed Molecules or Licensed Products. [***].

1.155. “RAPT Development Plan” is defined in Section 4.2 (RAPT Development Plan).

1.156. “RAPT Indemnitees” is defined in Section 12.2 (Indemnification by Jemincare).

1.157. “RAPT Product Marks” is defined in Section 9.10 (Trademarks).

1.158. “RAPT Project” is defined in Section 4.1.2.

1.159. “RAPT-Prosecuted Patents” is defined in Section 9.2.1.

1.160. “RAPT Prosecution and Maintenance” is defined in Section 9.2.1.

1.161. “RAPT Resulting Inventions” is defined in Section 9.1.1(a).

1.162. “RAPT Resulting Patents” is defined in Section 9.1.1(a).

1.163. “RAPT Territory” means worldwide, excluding the Jemincare Territory.

1.164. “Receiving Party” is defined in Section 10.1 (Nondisclosure).

1.165. “Registrational Trial” means a human clinical trial of a Licensed Product on a sufficient number of subjects that, (a) prior to commencement of such human clinical trial, is designed to establish that such Licensed Product has an acceptable safety and efficacy profile for its intended use, and to determine warnings, precautions, and adverse reactions that are associated with such Licensed Product in the dosage range to be prescribed, which trial is intended to support Regulatory Approval of such Licensed Product, or a similar clinical trial prescribed by the applicable Regulatory Authority, and (b) is a registration trial sufficient for filing an application for a Regulatory Approval for such Licensed Product, as evidenced by: (x) an agreement with or statement from the applicable Regulatory Authority on a special protocol

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

assessment or its equivalent, or (y) other guidance or minutes issued by the applicable Regulatory Authority for such registration trial.

1.166. “Regulatory Approval” means all approvals (including Pricing Approvals), licenses, and authorizations of the applicable Regulatory Authority required for the marketing and sale of a pharmaceutical, biological or diagnostic product, for a particular Indication in a country or region, including approvals of MAAs and the approvals by the applicable Regulatory Authority of any expansion or modification of the label for such Indication.

1.167. “Regulatory Authority” means any Governmental Authority that is involved granting approvals for the conduct of clinical trials or the manufacturing, marketing, reimbursement or pricing of a pharmaceutical, biological, or diagnostic product, as applicable, including the U.S. Food and Drug Administration (and any successor entity thereto) (the “FDA”) in the U.S., the European Medicines Agency (and any successor entity thereto) (the “EMA”) in the EU, the National Medical Products Administration (the “NMPA”) in China, and the Ministry of Health, Labour, and Welfare of Japan, or the Pharmaceuticals and Medical Devices Agency of Japan (or any successor to either of them), as the case may be in Japan, or any health regulatory authority in any country or region that is a counterpart to the foregoing agencies.

1.168. “Regulatory Exclusivity” means, with respect to each Licensed Product in any country or administrative region, the period of any exclusivity rights or protection (other than patent exclusivity, by way of example including without limitation [***]) granted or afforded by any Regulatory Authority or Applicable Law within such country or administrative region within the RAPT Territory that (a) confers exclusive marketing and Commercialization rights with respect to such Licensed Product in such country or administrative region or (b) prohibits the use of or reference to, for purposes of obtaining Regulatory Approval of a pharmaceutical or biologic product, without the consent of the holder of the Regulatory Materials, to the clinical and other data that is contained in such Regulatory Materials and that is not published or publicly available outside of such Regulatory Materials.

1.169. “Regulatory Materials” means the regulatory registrations, filings, applications, or submissions with any Regulatory Approval, and any authorizations, clearances or approvals arising from the foregoing (including approvals of MAAs, supplements and amendments, pre- and post-approvals, Pricing Approvals, reimbursement approvals, and labeling approvals), Regulatory Approvals, and other submissions made to or with any Regulatory Authority for Development (including the conduct of Clinical Trials), Manufacture, or Commercialization of a pharmaceutical, biological, or diagnostic product in a regulatory jurisdiction, together with all related pre-clinical and clinical data submitted to such Regulatory Authority, and correspondence to or from any Regulatory Authority, written minutes of any material meetings, telephone conferences or discussions with the relevant Regulatory Authority, and all documents referenced in the complete regulatory chronology for each MAA, including all drug master files (if any), clinical trial applications, INDs, BLAs, and NDAs, and equivalents outside the United States of any of the foregoing.

1.170. “Resulting Inventions” means the Joint Resulting Inventions, the RAPT Resulting Inventions, and the Jemincare Resulting Inventions, collectively.

1.171. “Resulting Patents” means the Joint Resulting Patents, the RAPT Resulting Patents, and the Jemincare Resulting Patents, collectively.

1.172. “Right of Reference” means the “right of reference” defined in 21 C.F.R. § 314.3(b), or its equivalents outside the United States, including with regard to a right-granting Party, allowing the applicable Regulatory Authority in a country or administrative region within the other right-receiving Party’s Territory to have access to relevant information (by cross-reference, incorporation by reference or

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

otherwise) contained in Regulatory Materials associated with Licensed Products (including corresponding documents, data, clinical dossiers, and drug master file (DMF), if any, contained in such Regulatory Materials) Controlled by such right-granting Party during the Term, solely as necessary or reasonably useful for the other right-receiving Party to seek, obtain or maintain Regulatory Approval for Licensed Products in such country or administrative region as permitted under this Agreement.

1.173. [***].

1.174. [***].

1.175. [***].

1.176. “Royalty Rates” is defined in Section 8.3.1 (Royalty Rates).

1.177. “Royalty Report” is defined in Section 8.4.1 (Payment of Royalties; Report).

1.178. “Royalty Term” is defined in Section 8.3.2 (Royalty Term; License Conversion).

1.179. “Rules” is defined in Section 14.6.3(a) (Conduct of the Arbitration).

1.180. “SEC” is defined in Section 10.3.1(a).

1.181. “Securities Regulators” is defined in Section 10.3.1(a).

1.182. “Segregate” means, with respect to a Competing Product, to segregate the Exploitation activities relating to such Competing Product from the Exploitation activities relating to Licensed Molecules and Licensed Products in a manner such that no data, information, Inventions or intellectual property rights related to Licensed Molecules and Licensed Products are accessible for use in the Exploitation of such Competing Product, and that there is no overlap in such Exploitation activities, including ensuring that no personnel involved in performing the research, Development, Manufacture or Commercialization, as applicable, of such Competing Product, have access to non-public plans or non-public information relating to the research, Development, Manufacture or Commercialization of Licensed Molecules and Licensed Products or any other relevant Confidential Information of RAPT or Jemincare; provided that [***].

1.183. “Selling Entity” is defined in Section 1.129 (“Net Sales” definition).

1.184. “Sell-Off Period” is defined in Section 13.6.4 (Sale of Existing Inventory).

1.185. “Settlement Sublicense” means a Sublicense granted to a Settlement Sublicensee.

1.186. “Settlement Sublicensee” means a Sublicensee to which RAPT or any of its Affiliates or Sublicensees has granted a Sublicense as a result of a settlement involving any intellectual property dispute.

1.187. “[***]” is defined in Section 14.6.3(a) (Conduct of the Arbitration).

1.188. “Skipped Milestone” is defined in Section 8.2.2 (Development Milestone Payments).

1.189. “Specifications” means the specifications, procedures, requirements, standards, quality control testing and other data and the scope of services for the Licensed Molecules or Licensed Products as set forth in Schedule 1.189 (Specifications) as modified from time to time in writing, subject to the Parties’ mutual consent.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

1.190. “Subcontractor” is defined in Section 2.7 (Subcontracting).

1.191. “Sublicense” is defined in Section 1.192 (Sublicensee).

1.192. “Sublicensee” means, with respect to RAPT, a Third Party, or Affiliate of RAPT, to whom RAPT has granted a sublicense, either directly or indirectly, in accordance with Section 2.6 (Sublicensing), of the rights licensed to RAPT by Jemincare under this Agreement (each such sublicense a “Sublicense”).

1.193. “Successful Completion of Manufacturing Technology Transfer” means the completion of [***] drug substance for use in the Licensed Product by the Manufacturing Technology Receiving Entity [***].

1.194. “Supply Agreement” is defined in Section 5.1.4 (Supply Agreement).

1.195. [***].

1.196. “Tax Action” is defined in Section 8.4.3(d) (Tax Action).

1.197. “Term” is defined in Section 13.1 (Term).

1.198. “Termination Date” means the effective date of any termination of this Agreement.

1.199. “Third Party” means any Person other than Jemincare or RAPT that is not an Affiliate of Jemincare or of RAPT.

1.200. “Third Party Claim” means any and all Claims brought by a Third Party.

1.201. “Third Party Infringement” is defined in Section 9.8.1.

1.202. “Third Party License Obligation” is defined in Section 8.3.3(c) (Royalty Reductions for Third Party Payments).

1.203. “Trademark” means any word, name, symbol, color, shape, designation or any combination thereof, including any trademark, service mark, trade name, brand name, sub-brand name, trade dress, product configuration rights, program name, delivery form name, certification mark, collective mark, logo, tagline, slogan, design or business symbol, that functions as an identifier of source, origin or quality, whether or not registered, and all statutory and common law rights therein and all registrations and applications therefor, together with all goodwill associated with, or symbolized by, any of the foregoing, and all domain names, URLs or social media tags, handles and other identifiers containing such marks.

1.204. “Transaction Agreement” means this Agreement, any Supply Agreement, Quality Agreement, [***], the PVA, and any other agreement, if entered into by Jemincare (or any of its Affiliates) and RAPT (or any of its Affiliates) during the Term that explicitly relates to the Exploitation of the Licensed Molecules or Licensed Products conducted by or on behalf of RAPT under this Agreement.

1.205. “United States” or “U.S.” means the United States of America and all of its territories and possessions.

1.206. “Valid Claim” means any claim of an issued and unexpired Patent within the Licensed Patents (as may be extended through supplementary protection certificate, patent term adjustment or patent term extension) but not Joint Resulting Patents or a pending Patent application within such Licensed Patents that continues to be Prosecuted and Maintained in good faith and has not been pending for more than [***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

from the earliest priority date, which claim (a) has not been revoked, held invalid or unenforceable by a patent office, court or other Governmental Authority of competent jurisdiction in a final and non-appealable judgment (or judgment from which no appeal was taken within the allowable time period) and (b) has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise.

1.207. “Wholesale Acquisition Cost” is defined in Section 8.3.3(f) (Drug Pricing Programs).

1.208. “Working Cell Bank” means a culture of well characterized cells for the Licensed Molecule, which is a secondary population originated from the Master Cell Bank, Manufactured in compliance with GMP, adapted to a suitable medium composition, distributed into containers in a single operation, processed together in such a manner as to ensure uniformity, and stored in such a manner as to ensure stability as further described in the Manufacturing Technology Transfer Plan.

Article 2
Licenses; Know-how Transfer

2.1. Licenses to RAPT.

2.1.1 Exclusive Exploitation License in RAPT Territory. Subject to the terms and conditions of this Agreement (including Article 8 (Financial Terms)) Jemincare hereby grants to RAPT an exclusive (even as to Jemincare and its Affiliates, except to exercise the retained rights as set forth in Section 2.3 (Jemincare Retained Rights)), transferrable (solely pursuant to Section 14.4 (Assignment)), and sublicensable through one tier or multiple tiers (solely in accordance with Section 2.6 (Sublicensing)) license, under the Licensed IP, to import into, Develop, Manufacture, Commercialize, and otherwise Exploit the Licensed Molecules and the Licensed Products in the Field in the RAPT Territory (“Exclusive License”).

2.1.2 Non-Exclusive Development License in Jemincare Territory. Subject to the terms and conditions of this Agreement, including Section 4.1.2, Jemincare hereby grants to RAPT a non-exclusive, transferrable (solely pursuant to Section 14.4 (Assignment)), and sublicensable (solely pursuant to this Section 2.1.2 (Non-Exclusive Development License in Jemincare Territory) and in accordance with Section 2.6 (Sublicensing)) license, under the Licensed IP, to Develop the Licensed Molecules and the Licensed Products in the Field in the Jemincare Territory, solely for purposes of the Exploitation of the Licensed Molecules and the Licensed Products in the Field in the RAPT Territory (“Jemincare Territory Development License”). Notwithstanding the foregoing, RAPT shall have the right to sublicense the Jemincare Territory Development License, [***], through a single tier or multiple tiers, [***].

2.1.3 Non-Exclusive Manufacturing License in Jemincare Territory. Jemincare hereby grants to RAPT a non-exclusive, transferrable (solely pursuant to Section 14.4 (Assignment)), and sublicensable (solely pursuant to this Section 2.1.3 (Non-Exclusive Manufacturing License in Jemincare Territory) and in accordance with Section 2.6 (Sublicensing)) license, under the Licensed IP, to Manufacture, make or have made the Licensed Molecules and the Licensed Products in the Field in the Jemincare Territory, solely for purposes of the Development and Commercialization of the Licensed Molecules and the Licensed Products in the Field in the RAPT Territory to the extent permitted under Section 2.1.1 (Exclusive Development and Commercialization License in RAPT Territory) or the Development of the Licensed Molecules and the Licensed Products in the Field in the

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Jemincare Territory to the extent permitted under Section 2.1.2 (Non-Exclusive Development License in Jemincare Territory) (“Jemincare Territory Manufacturing License”). RAPT shall have the right to sublicense the Jemincare Territory Manufacturing License [***]. In addition, RAPT and each of its Exclusive License Sublicensees shall have the right to sublicense the Jemincare Territory Manufacturing License [***] for performing the Manufacturing activity in the Jemincare Territory, provided that [***].

2.2. License to Jemincare. Subject to the terms and conditions of this Agreement, RAPT hereby grants to Jemincare a [***], transferable, non-exclusive, sublicensable (through multiple tiers) license under all RAPT Resulting Patents and RAPT’s interests and rights in Joint Resulting Patents to Exploit Licensed Molecules and Licensed Products in the Field in Jemincare Territory, provided that RAPT shall have the right to terminate this license for Jemincare’s material breach of this Agreement in accordance with Section 13.3 (Termination for Material Breach). [***].

2.3. Jemincare Retained Rights. Subject to the terms and conditions of this Agreement, and notwithstanding anything to the contrary in Section 2.1 (Licenses to RAPT), Jemincare retains for itself a non-exclusive right to practice the Licensed IP in the RAPT Territory solely as reasonably necessary to perform Jemincare’s obligations or support of the activities of RAPT under this Agreement. Notwithstanding anything contrary to this Section 2.3 (Jemincare Retained Rights), Jemincare retains for itself a non-exclusive right to make, have made or otherwise Manufacture the Licensed Molecules and Licensed Products in RAPT Territory solely for (a) supplying to RAPT for RAPT’s use as permitted under this Agreement, and (b) importation into and use in the Jemincare Territory.

2.4. Right of Reference.

2.4.1 Subject to the terms and conditions of this Agreement, Jemincare hereby grants to RAPT a non-exclusive, transferable Right of Reference to the Regulatory Materials for the Ongoing Jemincare Trials and any additional Phase 1 Clinical Trial and Phase 2 Clinical Trial relating to any Licensed Molecules and Licensed Products conducted by or on behalf of Jemincare or any of its Affiliates and licensees of the Licensed IP in the Field during the Term, solely as reasonably required by RAPT for use in Development and Commercialization of the Licensed Molecules and Licensed Products for any Indication in the Field in the RAPT Territory or for use in the Development activity associated with [***] RAPT Projects in Jemincare Territory, [***].

2.4.2 RAPT hereby grants to Jemincare a non-exclusive, transferable Right of Reference to the Regulatory Materials for any Phase 1 Clinical Trial and Phase 2 Clinical Trial relating to any Licensed Molecules and Licensed Products for any Indication conducted by or on behalf of RAPT or any of its Affiliates or Sublicensees during the Term, solely as reasonably required by Jemincare for use in Exploitation of the Licensed Molecules and Licensed Products in the Field in Jemincare Territory.

2.4.3 Notwithstanding the foregoing Section 2.4.1 and Section 2.4.2, any Regulatory Approvals and any Phase 1 Clinical Trial or Phase 2 Clinical Trial that is also a Registrational Trial shall be excluded from this Section 2.4 (Right of Reference).

2.5. Restrictive Covenants.

2.5.1 Jemincare shall not transfer ownership or Control of the Licensed Patents to a Third Party unless under assignment of this Agreement or in connection with a

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Change of Control to the same Third Party pursuant to Section 14.4 (Assignment; Change of Control).

2.5.2 Each Party hereby covenants and agrees that it shall not, and shall ensure that its Affiliates, and Sublicensees (in the case of RAPT), or licensees shall not, directly or indirectly, Commercialize, transport, distribute, promote, market, sell, have sold, offer for sale, import into or otherwise dispose of the Licensed Molecules or Licensed Products, including via internet or mail order, in the other Party’s Territory. With respect to any country or administrative region in the other Party’s Territory, a Party shall not, and shall ensure that its Affiliates and their respective Sublicensees (in the case of RAPT) or licensees shall not: (a) knowingly engage in any advertising or promotional activities relating to the Licensed Molecules or Licensed Products that are directed to customers or other purchaser or users of the Licensed Molecules or Licensed Products located in such country or administrative region, (b) actively solicit orders for the Licensed Molecules or Licensed Products from any prospective purchaser located in such country or administrative region, or (c) knowingly sell or distribute the Licensed Molecules or Licensed Products to any Person in such Party’s Territory who intends to sell the Licensed Molecules or Licensed Products in such country or administrative region in the other Party’s Territory. If either Party receives any order for the Licensed Molecules or Licensed Product from a prospective purchaser reasonably believed to be located in a country or administrative region in the other Party’s Territory, such Party shall promptly refer that order to the other Party and such Party shall not accept any such order. Each Party shall not deliver or tender (or cause to be delivered or tendered) the Licensed Molecules or Licensed Products into a country or administrative region in the other Party’s Territory. Each Party shall not, and shall cause its Affiliates and their respective Sublicensees (in the case of RAPT) or licensees to not, knowingly restrict or impede in any manner the other Party’s exercise of its exclusive rights in the other Party’s Territory. Notwithstanding the foregoing restrictions in this Section 2.5.2, each Party shall have the right to conduct activities required to be performed by such Party, and exercise such Party’s rights, in each case, under this Agreement that would otherwise be restricted by this Section 2.5.2 without breaching this Section 2.5.2.

2.6. Sublicensing.

2.6.1 RAPT shall have the right to grant Sublicenses, through a single tier or multiple tiers of Sublicensees, under the licenses granted under Section 2.1 (Licenses to RAPT), to Affiliates and to Third Parties; provided that: (a) [***]; (b) [***]; and (c) [***]. RAPT shall notify Jemincare of any Sublicense (other than any Sublicense to a Person described in clause (a) of the definition of Excluded Sublicensee in Section 1.63) entered into with a Third Party promptly, but no more than [***], after such entry and provide Jemincare with a copy of each such Sublicense promptly following its execution; provided, however, that RAPT shall have the right to redact from each such Sublicense financial terms, any terms that do not affect the rights and obligations of Jemincare under this Agreement, and any terms that RAPT is prohibited by Applicable Law from disclosing to Jemincare.

2.6.2 Each Sublicense granted by RAPT shall be consistent with, and will be subject to, the terms and conditions of this Agreement. [***].

2.7. Subcontracting. Each Party shall have the right to engage an Affiliate or Third Party contractors to perform any of its obligations under this Agreement as further described in this Section 2.7 (Subcontracting) (each such subcontractor, a “Subcontractor”). A Party’s use of Subcontractors shall not relieve such Party of any of its obligations pursuant to this Agreement. Any Party engaging a Subcontractor

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to perform any of its obligations hereunder shall remain responsible and liable for the performance of such activities as if performed by such subcontracting Party.

2.8. No Implied Licenses. Except as specifically set forth in this Agreement, neither Party shall acquire any license, intellectual property interest or other rights, by implication or otherwise, in any Know-How disclosed to it under this Agreement or under any Patents Controlled by the other Party or its Affiliates.

2.9. Transfer of Know-How and Development Data.

2.9.1 Initial Transfer by Jemincare.

(a) No later than [***] following the Effective Date, Jemincare shall provide to RAPT [***] the full contents of the Data Room as of 11:59 pm Pacific Time (PST) on the Effective Date.

(b) No later than [***] following the Effective Date, Jemincare shall provide to RAPT electronic copies of the documents listed in the “Priority Document Request” section of Schedule 1.113 (Licensed Know-How) in such format existing as of the Effective Date, provided that any documents in a language other than English shall be provided with certified translation into English.

(c) No later than [***] after the Effective Date or as otherwise specified in Schedule 1.113 (Licensed Know-How), Jemincare shall provide to RAPT copies of all Licensed Know-How existing as of the Effective Date unless already provided to RAPT pursuant to Section 2.9.1(a) and Section 2.9.1(b), including without limitation the remaining items of Licensed Know-How as identified in Schedule 1.113 (Licensed Know-How), including [***], provided that any data, information or document existing in a language other than English shall be provided with certified translation into English.

2.9.2 Additional Transfer by Jemincare. If (a) a Regulatory Authority in the RAPT Territory [***] additional data or information [***] of a Licensed Product in the applicable country or administrative region or (b) RAPT [***] additional data or information to Exploit the Licensed Products as permitted under this Agreement, and, in either case of clause (a) or (b), such data or information is not transferred to RAPT under Section 2.9.1 (Initial Transfer by Jemincare), Section 6.2 (Access to Clinical Data), or Section 5.3.1 ([***] Manufacturing Process Development), then after RAPT’s reasonable request, Jemincare shall either (x) provide RAPT such [***] data or information or (y) reasonably cooperate with RAPT to facilitate its ability to obtain such [***] data or information directly from any Third Party that performs any services on behalf of Jemincare or any of its Affiliates in connection with the Exploitation of the Licensed Molecule or Licensed Product, in each case, if and to the extent such data or information exists and is Controlled by Jemincare at the time of request, in such format existing at the time of request, provided that any such data or information existing in a language other than English shall be provided with certified translation into English.

2.9.3 Without prejudice to the obligations of Jemincare and RAPT’s rights and remedies under this Agreement: (a) Jemincare shall promptly notify RAPT in writing if Jemincare becomes aware of any issue that may prevent or limit Jemincare or its Affiliates (including under Applicable Law or in connection with HGR) from disclosing, making available or transferring (as applicable) any item in accordance with this Section 2.9 (Transfer of Know-How and Development Data); and (b) upon receipt of such notice, the Parties shall discuss in good faith any such limitations or prohibitions, and Jemincare shall use, and shall cause its Affiliates to use, its or their Commercially Reasonable Efforts to obtain

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the required permission, approvals or other consents or waivers to enable such item to be disclosed, made available or transferred to RAPT in accordance with this Section 2.9 (Transfer of Know-How and Development Data) to the maximum extent possible, and Jemincare shall fully cooperate (and shall cause its Affiliates to fully cooperate) with RAPT in order to facilitate the foregoing.

2.10. Exclusivity.

2.10.1 During the Exclusivity Period neither Party, nor any of their respective Affiliates, shall conduct Clinical Trials using, or Commercialize, or enable, authorize, license or grant any right to any Third Party to conduct Clinical Trials using, or Commercialize, any molecule or product that [***] (such product, a “Competing Product”), anywhere in the RAPT Territory; provided, however, that notwithstanding the foregoing, RAPT may Exploit the Licensed Molecules and Licensed Products in the RAPT Territory in accordance with the other terms and conditions of this Agreement.

2.10.2 Notwithstanding anything in Section 2.10.1 to the contrary, if either Party undergoes a Change of Control, then the restrictions set forth in Section 2.10.1 shall not apply to (a) any activities that would otherwise constitute a breach of Section 2.10.1 (such activities, “Competing Activities”), being performed by such Acquiring Entity or its Affiliates at the closing of the applicable transaction, or (b) any Competing Activities undertaken after the closing of the Change of Control transaction by an Acquiring Entity or its Affiliates (other than such Party or any of its Affiliates existing prior to the closing of such transaction), if such Acquiring Entity and its Affiliates, as applicable, Segregate such Competing Activities conducted for the applicable Competing Product.

2.10.3 In the event that either Party or any of its Affiliates that is subject to the restrictions set forth in Section 2.10.1 acquires a Third Party, whether by merger, consolidation or acquisition of all or substantially all of the assets of the Third Party (such Third Party an “Acquired Party”) that is performing any Competing Activities at the closing of such transaction, such Party or any of its Affiliates shall not be in breach of Section 2.10.1 as long as such Party informs the other Party the existence of Competing Activities in the Acquired Party and such Party, its Affiliates and such Acquired Party, as applicable, Segregate such Competing Activities conducted for the applicable Competing Product upon the closing of the Change of Control transaction, [***].

Article 3
Governance

3.1. Joint Steering Committee. Within [***] following the Effective Date, the Parties shall establish a Joint Steering Committee (“Joint Steering Committee” or “JSC”) [***] to coordinate the Parties’ activities under this Agreement.

3.2. Role. The JSC shall be responsible for the following items as they relate to the Licensed Molecules and Licensed Products in the Field in the RAPT Territory and the Jemincare Territory:

3.2.1 [***];

3.2.2 [***];

3.2.3 [***];

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3.2.4 [***];

3.2.5 [***];

3.2.6 [***];

3.2.7 [***];

3.2.8 [***];

3.2.9 [***];

3.2.10 [***];

3.2.11 [***];

3.2.12 [***]; and

3.2.13 performing such other duties as are specifically assigned to the JSC in this Agreement.

3.3. Committee Membership. The JSC shall be composed of an equal number of representatives from each Party, appointed by such Party [***]. Unless the Parties otherwise agree, each Party shall be entitled to appoint [***] representatives to the JSC; provided that the JSC will consist at all times of an equal number of representatives from both Parties. Either Party may replace its respective JSC representatives at any time with prior written notice to the other Party.

3.4. Committee Meetings. The JSC shall meet as often as necessary [***] at such times and places as determined by the JSC. All JSC meetings may be conducted by telephone, video-conference, in person, or in writing as determined by the JSC. Each Party shall bear its own personnel and travel costs and expenses relating to JSC meetings. With the prior written consent of the other Party (such consent not to be unreasonably withheld, conditioned, or delayed), each Party may from time to time invite a reasonable number of participants in addition to its representatives to attend the JSC meeting in a non-voting capacity. Each individual attending any JSC meeting hereunder (whether as a JSC member or invitee) shall be bound by written non-use, non-disclosure terms and conditions at least as restrictive as those set forth in this Agreement with respect to the Confidential Information of the other Party.

3.5. Alliance Managers. Each Party shall appoint a representative (“Alliance Manager”) to facilitate communications between the Parties (including, [***]) and to act as a liaison between the Parties with respect to such other matters as the Parties may mutually agree in order to maximize effective and efficient exchange of information as required under this Agreement. Each Party may replace its Alliance Manager with an alternative representative at any time with prior written notice to the other Party. The Alliance Managers of the Parties will take turns to hold the responsibilities for calling and hosting meetings, preparing and circulating an agenda and relevant materials (including [***]) to the other Party at least [***] in advance of each meeting, casting any votes on behalf of a Party at a JSC meeting and within [***] after conclusion of a JSC meeting, preparing and issuing minutes of the meeting. Such minutes shall be deemed agreed only after such minutes have been approved by both Parties in writing. The minutes should include [***].

3.6. Decision-Making of JSC. The members of the JSC will discuss all matters reasonably and consider the other Party’s views in good faith and attempt to make all decisions of the JSC by consensus

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of both Parties. When voting on any matter properly before the JSC, each Party shall have one vote cast by its respective Alliance Manager of the JSC. If the JSC is not able to reach consensus with respect to a particular matter, and the JSC is unable to resolve the lack of consensus after endeavoring for [***] after the first vote of the Alliance Managers on the matter, then either Party’s Alliance Manager may, by written notice to the other Party’s Alliance Manager and other Party, refer such matter to the Parties’ respective Executive Officers, who shall meet promptly (either in person or via teleconference) and negotiate in good faith to resolve the matter. If the Executive Officers cannot resolve such lack of consensus within [***] after the matter is first referred to them, then the Executive Officer of RAPT shall have the final decision-making authority on [***], and the Executive Officer of Jemincare shall have the final decision-making authority on [***]; provided that such decision shall be subject to Section 3.7 (Scope and Limitations of JSC Governance).

3.7. Scope and Limitation of JSC Governance. Notwithstanding the creation of the JSC, each Party shall retain the rights, powers and discretion granted to it hereunder, and the JSC shall not be delegated or vested with any rights, powers or discretion other than those specifically assigned to the JSC under this Agreement. The JSC shall not, and so the Alliance Managers of respective Parties shall not through his or her voting rights and Executive Officers of respective Parties shall not through his or her decision-making authority under Section 3.6 (Decision-Making of JSC), have the power to amend or modify this Agreement.

Article 4
Development

4.1. Development Responsibilities.

4.1.1 Except as expressly set forth in this Agreement, including Section 2.3 (Jemincare Retained Rights) and Section 4.1.2, as between the Parties, (a) RAPT, directly and/or through its Affiliates and/or one or more Third Party Sublicensees or Subcontractors, shall have the sole and exclusive right and responsibility for the Development of Licensed Molecules and Licensed Products in the Field in the RAPT Territory and shall bear all of the costs and expenses incurred in connection therewith, and (b) Jemincare, directly and/or through its Affiliates and/or one or more Third Parties, shall have the sole and exclusive right and responsibility for the Development of Licensed Molecules and Licensed Products in the Jemincare Territory, and shall bear all of the costs and expenses incurred in connection therewith. Each of Jemincare and RAPT shall conduct its Development activities in a good scientific manner and in compliance with Applicable Law, including laws regarding environmental, safety and industrial hygiene, GLP, GMP, GCP, current standards for pharmacovigilance practice, and all applicable requirements relating to the protection of human subjects, in each case, to the extent applicable to a given Development activity. Each Party shall keep the other Party reasonably informed as to the progress of its Development activities via the JSC meetings.

4.1.2 [***], pursuant to RAPT’s non-exclusive Development license in the Jemincare Territory granted under Section 2.1.2 (Non-Exclusive Development license in the Jemincare Territory), RAPT may, directly and/or through its Affiliates and/or one or more Third-Party Sublicensees or Subcontractors as permitted under this Agreement, Develop the Licensed Molecules and the Licensed Products in the Field in the Jemincare Territory, solely for purposes of the Exploitation of the Licensed Molecules and the Licensed Products in the Field in the RAPT Territory, and shall bear all of the costs and expenses incurred in connection therewith (each such project [***] a “RAPT Project”). [***].

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4.2. Development Plan. Without limiting the generality of the foregoing Section 4.1 (Development Responsibilities), RAPT agrees to use Commercially Reasonable Efforts to undertake the Development activities under this Agreement in accordance with the plan for RAPT Development in the RAPT Territory set forth in Schedule 4.2 (“RAPT Development Plan”). [***]. [***].

4.3. RAPT’s Development Efforts. RAPT, directly and/or through its Affiliates or Sublicensees, shall use Commercially Reasonable Efforts to Develop and obtain Regulatory Approval of at least one (1) Licensed Product in the Field in [***]. Without limiting the foregoing, upon and after obtaining Regulatory Approval of a Licensed Product in the Field in any country or administrative region of the RAPT Territory, RAPT shall, directly and/or through its Affiliates or Sublicensees, use Commercially Reasonable Efforts to obtain Pricing Approval, if required by applicable Regulatory Authority or Governmental Authority, for Commercialization of the Licensed Products in the Field in such country or administrative region of the RAPT Territory.

4.4. Records. Each Party shall maintain, and shall cause its Affiliates and in the case of RAPT its Sublicensees performing the applicable Development activities to maintain, complete and accurate records (paper or electronic as applicable) of all Development activities conducted by or on behalf of such Party under this Agreement in connection with the Licensed Product as required by Applicable Law, which may include all data and other information resulting from such Development activities. These records shall include, as applicable, books, records, reports, research notes, charts, graphs, comments, computations, analyses, recordings, photographs, computer programs and documentation thereof, in sufficient detail or otherwise in a manner that reflects all work done and results achieved.

4.5. Reporting. Each Party shall provide to the JSC a written report [***], in English, describing in reasonable detail such Party’s Development activities conducted [***] and Clinical Data obtained by such Party [***] from Clinical Trials related to the Licensed Molecules and Licensed Products. [***].

Article 5
Manufacturing; Supply; Technology Transfer

5.1. Manufacturing and Supply.

5.1.1 Supply by Jemincare.

(a) Jemincare shall be obligated to supply to RAPT, and shall have the right to use its Affiliate or a Jemincare CMO to fulfill such supply obligation, and RAPT shall purchase from Jemincare, an initial order of Licensed Product [***] for use by or on behalf of RAPT in Phase 2 Clinical Trials in the RAPT Territory and as permitted under Section 4.1.2 in accordance with the terms set forth in Schedule 5.1.1 (Initial Clinical Supply Order Terms) (the “Initial Clinical Supply Order”). The Initial Clinical Supply Order shall be subject to the Quality Agreement once entered into and, if entered into, the Supply Agreement. [***].

(b) Subject to Section 5.1.1(d), in addition to the Initial Clinical Supply Order, if RAPT so desires, Jemincare shall, or shall cause its Affiliate or a Jemincare CMO to, supply to RAPT, and RAPT shall purchase from Jemincare, its Affiliate or a Jemincare CMO, Licensed Product [***] for use in Development of Licensed Products, including any Clinical Trials and non-clinical studies, performed by RAPT, its Affiliates or Sublicensees in the Field in the RAPT Territory or [***] RAPT Projects in the Jemincare Territory, and for Commercialization of Licensed Products in the RAPT Territory after obtaining Regulatory Approval, in accordance with the terms of the applicable Supply Agreement.

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(c) Jemincare shall Manufacture and supply, or cause to be Manufactured and supplied, the Licensed Products in accordance with the Quality Agreement, as amended from time to time, the applicable Supply Agreement, and in conformity with the applicable Specifications, GMP and all other Applicable Laws.

(d) Jemincare’s obligation to supply Licensed Product to RAPT under this Section 5.1.1 (Supply by Jemincare) shall terminate upon the earlier of the Successful Completion of Manufacturing Technology Transfer or [***] (“Jemincare Supply Period”).

5.1.2 Manufacturing by RAPT.

(a) After the expiration of the Jemincare Supply Period, RAPT shall be solely responsible, at its cost, for the Manufacture of all quantities of Licensed Product needed by RAPT, its Affiliates or Sublicensees for use in Development of Licensed Products, including any Clinical Trials and non-clinical studies, performed by RAPT, its Affiliates or Sublicensees in the Field in the RAPT Territory or [***] RAPT Projects in the Jemincare Territory, and for Commercialization of Licensed Products in the RAPT Territory after obtaining Regulatory Approval, unless the Parties agrees to enter into additional Supply Agreement [***] pursuant to Section 5.1.4 (Supply Agreement) [***].

(b) RAPT shall Manufacture Licensed Product by itself or through a RAPT CMO consistent with the Manufacturing right licensed to RAPT under Section 2.1.3 (Non-Exclusive Manufacturing License in Jemincare Territory), provided that [***].

(c) [***], RAPT may also elect to engage Jemincare CMO in Jemincare Territory to Manufacture and supply the Licensed Product for Development or Commercialization use as permitted under this Agreement. RAPT may require Jemincare to reasonably assist RAPT to enter into direct contractual relationships with the approved Jemincare CMO for the Manufacture and supply of Licensed Products for Development or Commercialization use as permitted under this Agreement.

5.1.3 Quality Agreement. The Parties shall enter into a quality agreement for the Initial Clinical Supply Order within [***] following the Effective Date (the “Quality Agreement”).

5.1.4 Supply Agreement. RAPT shall have the right, but not the obligation, to negotiate an agreement with Jemincare that would govern Jemincare’s Manufacturing and supply to RAPT or its Affiliates of Licensed Product for Development or Commercialization use in the Field as permitted under this Agreement (such supply agreement if entered into by Parties, the “Supply Agreement”). During the Jemincare Supply Period, upon RAPT’s request, Parties shall promptly begin good faith negotiation of, and, within [***] of RAPT’s request, enter into the Supply Agreement and, to the extent needed, an amendment to the Quality Agreement. The terms of the Supply Agreement shall contain typical terms and conditions of agreements of this type in the Field, such as quantity, ordering procedures, delivery terms, invoicing and payment procedures, taxes, specifications for the Licensed Product, quality terms, quality audits, and warranties, among others. For clarity, the consideration set forth in the Supply Agreement is the only consideration paid by RAPT for supply by Jemincare, and the Parties agree and acknowledge that no amounts paid under this Agreement are in consideration for such supply.

5.2. [***].

5.2.1 [***].

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5.2.2 [***].

5.2.3 [***].

5.3. [***] Manufacturing Process; Manufacturing Technology Transfer.

5.3.1 [***] Manufacturing Process Development.

(a) The Parties acknowledge and agree that, as of the Effective Date, Jemincare is developing a process for the Manufacture of Licensed Product using the cell line [***] (the “[***] Manufacturing Process”) and is generating data using the [***] Manufacturing Process for purpose of demonstrating that Licensed Product Manufactured using the [***] Manufacturing Process is bioequivalent and comparable to Licensed Product Manufactured using the Prior Manufacturing Process, and, if so demonstrated, would be permitted by the NMPA to be used by Jemincare in a Phase 3 Clinical Trial in the Jemincare Territory. Jemincare shall generate and provide to RAPT the data and information described on Schedule 5.3.1(a) (Bioequivalency Data)(“Bioequivalency Data”). RAPT intends to submit such Bioequivalency Data to the FDA to seek permission from the FDA to use Licensed Product that is Manufactured using the [***] Manufacturing Process in Phase 2 Clinical Trials conducted by or on behalf of RAPT in the United States.

(b) Jemincare shall deliver to RAPT the complete, true and accurate Bioequivalency Data no later than [***] after it being generated by Jemincare, and no later than [***]. RAPT may choose to incorporate the Bioequivalency Data and Phase 1 Clinical Trial results generated by Jemincare in the Jemincare Territory for Licensed Product Manufactured using the Prior Manufacturing Process into its regulatory submission to the FDA for seeking the acceptance by the FDA as the basis for RAPT’s proceeding to any Clinical Trials in the United States for Licensed Product Manufactured using the [***] Manufacturing Process (such acceptance by the FDA “FDA Bioequivalency Determination”). If RAPT reasonably believes the Bioequivalency Data so delivered by Jemincare would not be sufficient for the FDA to reach the FDA Bioequivalency Determination, and communicates to Jemincare the rationale and basis for such belief, including [***], then, at RAPT’s request, Jemincare shall use Commercially Reasonable Efforts to conduct additional work (including generating additional data) to mitigate such deficiencies as suggested by RAPT, provided that [***].

(c) At RAPT’s request, Jemincare shall provide updates and information regarding the development of the [***] Manufacturing Process and any regulatory activities, interactions or developments with respect thereto, including updates and information related to Jemincare’s efforts to demonstrate bioequivalency and comparability between Licensed Product Manufactured using the Prior Manufacturing Process and Licensed Product Manufactured using the [***] Manufacturing Process to the applicable Regulatory Authorities in the Jemincare Territory. [***].

5.3.2 Manufacturing Technology Transfer.

(a) Jemincare shall, and shall cause its Affiliates to, transfer to [***] Manufacturing Technology Receiving Entity, at RAPT’s sole cost and expense pursuant to Section 5.3.3 (Jemincare Assistance), all Manufacturing technology, processes, specifications, and Manufacturing Materials and all associated Know-How that are necessary or useful to Manufacture clinical and commercial quantities of Licensed Products for the RAPT Territory using the [***] Manufacturing Process that are existing at the time the [***] Manufacturing Process is first established by Jemincare (the “Manufacturing Technology Transfer”) in accordance with the Manufacturing technology transfer plan set forth in Schedule 5.3.2 (Manufacturing Technology Transfer Plan), including the timelines set forth therein (the “Manufacturing Technology Transfer Plan”). Subject to Section 5.3.3 (Jemincare

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Assistance), Jemincare shall, and shall cause its Affiliates or Jemincare CMOs to, provide all reasonable assistance requested by RAPT on an ongoing basis, to enable the Manufacturing Technology Receiving Entity to achieve Successful Completion of Manufacturing Technology Transfer. The Parties shall start the Manufacturing Technology Transfer in accordance with the timelines set forth in the Manufacturing Technology Transfer Plan, and each Party shall use Commercially Reasonable Efforts to achieve Successful Completion of Manufacturing Technology Transfer within the timelines set forth in the Manufacturing Technology Transfer Plan [***]. [***].

(b) Without limiting Section 5.3.2(a), Jemincare shall, and shall cause its Affiliates and Jemincare CMOs to, transfer to the Manufacturing Technology Receiving Entity the Master Cell Bank and the Working Cell Bank in accordance with the Manufacturing Technology Transfer Plan.

5.3.3 Jemincare Assistance. With respect to Jemincare’s obligations in this Section 5.3 ([***] Manufacturing Process; Manufacturing Technology Transfer), Jemincare shall have an obligation to provide virtual assistance [***] after the Effective Date at its own cost and expense (free of charge to RAPT) upon RAPT’s reasonable requests from time to time. Jemincare shall promptly notify RAPT [***], and if RAPT reasonably requests [***], RAPT shall reimburse all of Jemincare’s reasonable costs, including documented out-of-pocket expenses and time at a rate of [***]. Jemincare shall provide any on-site assistance upon RAPT’s reasonable request in connection with the Manufacturing Technology Transfer, and RAPT shall reimburse all of Jemincare’s reasonable costs, including documented out-of-pocket expenses and time at a rate of [***], incurred in connection with providing such on-site assistance as requested.

Article 6
Regulatory; Clinical data

6.1. Regulatory Submissions and Regulatory Approvals.

6.1.1 Overview.

(a) RAPT, directly and/or through its Affiliates and/or one or more Third-Party Sublicensees or Subcontractors, shall have the sole and exclusive right to (i) prepare and submit all Regulatory Materials (1) for Licensed Products in the Field in and for the RAPT Territory and (2) for Licensed Products in the Field in and for the Jemincare Territory in connection with RAPT Projects, and (ii) obtain and maintain all Regulatory Approvals for Licensed Products in the Field in the RAPT Territory and, as between the Parties, RAPT or its Affiliate shall own all Regulatory Materials, including all Regulatory Approvals, for Licensed Products in the Field in and for the RAPT Territory.

(b) Subject to RAPT’s rights described in the preceding clause (a) (and to the extent permitted by Applicable Laws), Jemincare, directly or through its Affiliate or one or more Third-Party licensees or Subcontractors, shall have the sole and exclusive right to prepare and submit all Regulatory Materials for Licensed Products in the Jemincare Territory and for Licensed Product outside the Field anywhere in the world, and (ii) obtain and maintain all Regulatory Approvals for Licensed Products in the Jemincare Territory and for Licensed Product outside the Field anywhere in the world, and as between the Parties, Jemincare or its Affiliate shall own all Regulatory Materials, including all Regulatory Approvals, for Licensed Products in the Jemincare Territory and for Licensed Product outside the Field anywhere in the world.

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6.2. Access to Clinical Data.

6.2.1 Phase 1, Phase 2 Clinical Data. Each Party shall provide to the other Party the Clinical Data that is generated by or on behalf of such Party, its Affiliates, and, in the case of RAPT, Sublicensees, or, in the case of Jemincare, its licensees of the Licensed IP in the Field, in the performance of any Phase 1 Clinical Trials and Phase 2 Clinical Trials that is not a Registrational Trial. Without limiting the foregoing and as applicable, the provision of Clinical Data under this Section 6.2.1 (Phase 1, Phase 2 Clinical Data) shall be performed in accordance with the Clinical Data Transfer Plan and the PVA. Each Party may use such Clinical Data to satisfy its safety reporting obligations for the Licensed Product under Applicable Law in such Party’s Territory, and in support of seeking Regulatory Approval for the Licensed Product in such Party’s Territory, including by inclusion of such Clinical Data in regulatory filings submitted to Regulatory Authority in support of seeking Regulatory Approval for the Licensed Product in such Party’s Territory, or to perform statistical analysis under a trial protocol for the purpose of evaluating efficacy.

6.2.2 Registrational Study Clinical Data for Safety Purposes. Each Party shall provide to the other Party the Clinical Data that is generated by or on behalf of such Party, its Affiliates and, in the case of RAPT, Sublicensees, or, in the case of Jemincare, its licensees of the Licensed IP in the Field, in the performance of a Registrational Trial (including a Phase 3 Clinical Trial) to the extent that such other Party is required by Applicable Law to submit such Clinical Data to Regulatory Authorities in such Party’s Territory for purposes of safety reporting. Without limiting the foregoing and as applicable, the provision of Clinical Data under this Section 6.2.2 (Registrational Study Clinical Data for Safety Purposes) shall be performed in accordance with the Clinical Data Transfer Plan and the PVA. Such other Party shall not use such Clinical Data for any other purpose, including submission of such Clinical Data in support of seeking Regulatory Approval for the Licensed Product in such Party’s Territory, or to perform statistical analysis under a trial protocol for the purpose of evaluating efficacy, unless otherwise agreed by the Parties in writing pursuant to Section 4.1.2, and Section 6.2.3 (Registrational Study Clinical Data for Efficacy Purposes).

6.2.3 Registrational Study Clinical Data for Efficacy Purposes. A Party’s access to and use of Clinical Data that is generated by or on behalf of the other Party, its Affiliates and, in the case of RAPT, Sublicensees, or, in the case of Jemincare, its licensees of the Licensed IP in the Field, in the performance of a Phase 3 Clinical Trial or a Registrational Trial for purposes other than safety reporting (as described in Section 6.2.2 (Registrational Study Clinical Data for Safety Purposes)) is conditioned on the Parties negotiating in good faith and agreeing upon terms for such access and use.

6.2.4 Maintenance of Clinical Data. Each Party shall maintain all Clinical Data that is subject to the use of a Party under this Section 6.2 (Access to Clinical Data) in a manner that is usable by Regulatory Authorities in such using Party’s Territory until the first to occur of (a) [***] after the Effective Date, and (b) the granting of Regulatory Approval in such using Party’s Territory.

6.3. Required Inspection by Regulatory Authority. To the extent Jemincare receives any written or oral communication from any Regulatory Authority in the RAPT Territory requiring, under Applicable Laws, any inspection of Jemincare’s or its Affiliate’s or their respective Subcontractor’s site or facility in connection with a Licensed Product that is Developed or Manufactured by or on behalf of RAPT for Development or Commercialization in the RAPT Territory, Jemincare shall notify RAPT and provide a copy of any such written communication as soon as reasonably practicable, and Jemincare shall cooperate

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and ensure that its applicable Affiliate or Subcontractor cooperates with such Regulatory Authority during such inspection or audit during normal business hours or otherwise required by Applicable Laws. Following receipt of the inspection or audit observations of such Regulatory Authority, Jemincare shall provide a copy of such observations to RAPT, prepare required response to any such observations and provide RAPT a reasonable opportunity to review and provide input thereto, and take good faith consideration of such input, prior to submission of such required response to the Regulatory Authority, and shall keep RAPT fully informed as to the submission of such responses and any subsequent correspondence with the applicable Regulatory Authority with respect to such inspection and observations, if any, including the opportunity to review and provide input on any such subsequent correspondence.

6.4. Reporting; Adverse Events.

6.4.1 Subject to the PVA (as further described in Section 6.4.2 below) and upon the execution thereof, each Party shall be responsible for all pharmacovigilance activities associated with Licensed Molecules and Licensed Products in such Party’s Territory, including submitting all reports required to be submitted in order to maintain any IND for Licensed Molecules and Licensed Products filed by or under the authority of such Party, and/or any Regulatory Approvals granted for Licensed Molecules and Licensed Products, in such Party’s Territory (including the timely reporting of adverse drug experiences, product quality, product complaints and safety data relating to Licensed Molecules and/or Licensed Products in the Territory). Each Party shall notify the other Party in writing with respect to any material changes or material issues that may arise in connection with any IND for a Licensed Product filed by or under the authority of such Party, and/or any Regulatory Approvals for a Licensed Product, in any country or administrative region within such first Party’s respective Territory no later than the relevant time period set forth in the PVA. Each Party shall ensure that its Affiliates (and, in the case of RAPT, Sublicensees) comply with such reporting obligations. [***]. Each Party shall cooperate with and assist the other Party, as provided in the PVA, to enable the other Party to meet its regulatory reporting requirements [***].

6.4.2 Within [***] after the Effective Date, but in any event prior to [***], the Parties shall enter into a pharmacovigilance agreement (the “PVA”) on terms no less stringent than those required by Applicable Law and consistent with applicable terms and conditions of this Agreement, which pharmacovigilance agreement shall: (a) provide detailed procedures regarding the maintenance of core safety information and the prompt exchange of safety data relating to Licensed Molecules and Licensed Products throughout both Parties’ Territories within appropriate time frames and in an appropriate format to enable each Party to meet its expedited and periodic regulatory reporting requirements; and (b) ensure compliance with the reporting requirements of all applicable Regulatory Authorities on a worldwide basis and all requirements under Applicable Law for the management of safety data. For clarity, the Parties acknowledge that Clinical Trials of a Licensed Product have already been initiated by Jemincare as of the Effective Date. The PVA shall apply to any Clinical Trials initiated by either Party prior to execution of the PVA, to the extent applicable at the time of execution. Each Party shall and shall cause its Affiliates (and, in the case of RAPT, Sublicensees) to: (x) provide processed pharmacovigilance cases from all Clinical Trials conducted by or on behalf of such Party for the Licensed Molecule and/or the Licensed Product, to the other Party in accordance with the terms and conditions of the PVA; (y) to collect all Adverse Events reports in accordance with Applicable Law and the protocol for all Clinical Trials conducted by or on behalf of such Party for the Licensed Molecule and/or the Licensed Product, and (z) to promptly and in accordance with the PVA forward to the other Party relevant information, such as the processed suspected unexpected serious adverse

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reaction (SUSARs), any serious Adverse Events (SAEs), and any pregnancy related reports that such Party or its Affiliates (and, in the case of RAPT, Sublicensees) may become aware of (in any event, within the relevant time period set forth in the PVA) that are required to be reported under Applicable Law or under the protocol for all Clinical Trials conducted by or on behalf of such Party for the Licensed Molecule and/or the Licensed Product. All such information, data and documentation exchanged between the Parties subject to this Section 6.4 (Reporting; Adverse Event) and any PVA entered into by Parties pursuant to this Agreement shall be treated as Confidential Information of both Parties under this Agreement, and each Party shall have the right to provide such information, data and documentation to its Affiliates (or, in the case of RAPT, to Sublicensees, and, in the case of Jemincare, to its licensees of the Licensed IP in the Field) on terms that are consistent with the confidentiality provisions in this Agreement.

6.5. No Harmful Actions. If a Party reasonably believes that the other Party and/or any of its Affiliates and/or any Third Party acting under such other Party’s or its Affiliate’s authority, is taking or intends to take any action with respect to a Licensed Molecule or Licensed Product that could have a material adverse impact upon the regulatory status or Commercialization of any Licensed Product in the Field in the Party’s Territory, then [***], and the Parties shall discuss in good faith a resolution to such concern [***]. Without limiting the foregoing, unless the Parties otherwise agree and except as expressly set forth herein: (a) neither Party nor any of its Affiliates and/or any Third Party acting under such Party’s or its Affiliate’s authority shall communicate with any Regulatory Authority having jurisdiction in the other Party’s Territory with respect to any Licensed Molecule or Licensed Product, unless required by such Regulatory Authority, in which case such Party shall notify the other Party of such requirement within [***] of such communication; and (b) neither Party nor any of its Affiliates and/or any Third Party acting under such Party’s or its Affiliate’s authority shall submit any Regulatory Material, or seek any Regulatory Approval for, any Licensed Molecule or Licensed Product in the other Party’s Territory.

6.6. Compliance with Law.

6.6.1 Personal Data. In connection with this Agreement, each Party and its Affiliates, shall comply with all Applicable Law with respect to data protection, privacy, security, and Processing of Personal Data (“Privacy Law”), including providing any notice, obtaining any valid consent or prior authorization, and conducting any assessment required under Privacy Law. Each Party shall promptly notify the other Party if such Party becomes aware that any Personal Data provided (or otherwise made available) to the other Party is materially inaccurate or has been unlawfully Processed (including, but not limited to where there is potential unauthorized access, use, exfiltration, or deletion) or, where consent to Process Personal Data has been provided, consent is withdrawn or such Party becomes aware that consent may not be reliable. Notwithstanding anything in this Agreement to the contrary, in the event of a security incident or data breach involving Personal Data, the Party whose data has been potentially impacted as a result of a security incident or data breach affecting the other Party (a) shall be informed promptly, and within required timeframes under Privacy Laws, upon the determination that its data is highly likely (based on available information and evidence) or certain to have been impacted, (b) may request reasonable support, information, and materials from the Party that is experiencing or that experienced the security incident or data breach where such support, information, or materials will not be unreasonably withheld; and (c) may reasonably require the Party that is experiencing or experienced the security incident or data breach to include its representatives in discussions and materials related to understanding, addressing, and remediating the security incident and/or data breach where related to aspects of such processes that touch or impact the impacted data. Without limiting the foregoing, each Party and its Affiliates, and any Third Party acting for or on its or their

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behalf, shall timely make all applications or submissions to any relevant Governmental Authorities required of such Party under Privacy Law, and allow any assessment required by any such Governmental Authorities, as may be necessary to allow the transfer to the other Party (or one of its Affiliates or designees) of Personal Data relating to or collected in connection with the Licensed Product or Licensed Molecule as may be necessary for the other Party to commence conduct of Clinical Trials as may be reasonably requested by the other Party in performance of its obligations or exercise of its rights under this Agreement.

6.6.2 HGR Data. Each Party shall not, and shall cause its Affiliates not to, discuss with or issue to the other Party any data derived from human genetic resources in any manner that would not comply with Applicable Law (including HGR requirements), including, where applicable, without receipt by such Party of the appropriate approval from, or completion of an acceptable filing with, the applicable Governmental Authority in charge of administration of HGR (the “HGR Agency”). Upon the other Party’s request, such Party shall provide to the other Party information about the legal basis pursuant to which such discussion or issuance was made. Such Party shall fulfill any approval or filing requirements with the HGR Agency in connection with the provision of Clinical Data (and with respect to Jemincare, Licensed Know-How) to the other Party under this Agreement, so as to ensure the other Party shall receive the Clinical Data and Licensed Know-How, as applicable, in accordance with this Agreement and in compliance with Applicable Law (including HGR requirements). Each Party shall obtain and maintain all necessary consents, approvals and authorizations of all subjects and regulatory and governmental authorities required by Applicable Law.

Article 7
Commercialization

7.1. Responsibility. RAPT shall have the sole and exclusive right, itself or with or through its Affiliates, Third-Party Sublicensees and Subcontractors as permitted under this Agreement, to perform all Commercialization activities relating to Licensed Products in the Field in the RAPT Territory in its sole discretion, including (a) all activities preparatory to launch, marketing, promotion, sales, distribution, import and export activities (including securing reimbursement, sales and marketing and conducting any post-marketing trials or databases and post-marketing safety surveillance); (b) deciding on the timing for the launch of Licensed Products and for submitting applications for reimbursement with respect to Licensed Products in any country or administrative region in the RAPT Territory; (c) booking all sales of Licensed Products in the RAPT Territory, establishing all terms of sales (including pricing and discounts) and warehouse and distribute the Licensed Products in the RAPT Territory and perform or cause to be performed all related services; and (d) handling all returns, recalls or withdrawals, order processing, invoicing, collection, distribution and inventory management with respect to the Licensed Products in the RAPT Territory.

7.2. Diligence. RAPT, directly and/or through its Affiliates or Sublicensees, shall use Commercially Reasonable Efforts to Commercialize at least one (1) Licensed Product in [***]. Without limiting the foregoing, upon and after Regulatory Approval of a Licensed Product in the Field in any country or administrative region of the RAPT Territory, RAPT shall use Commercially Reasonable Efforts to obtain Pricing Approval (if applicable) for such Licensed Product in such country or administrative region of the RAPT Territory, and from and after the date that Regulatory Approval and Pricing Approval (if applicable) are achieved for a Licensed Product in a country or administrative region of the RAPT Territory, RAPT shall use Commercially Reasonable Efforts to promptly achieve First Commercial Sale for and Commercialize such Licensed Product in such country or administrative region of the RAPT Territory.

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7.3. Use of Trade Names. Except as expressly provided herein, no right, expressed or implied, is granted by this Agreement to a Party to use in any manner the name of “Jemincare” or “RAPT” (as applicable) or any other trade name, symbol, logo or trademark of the other Party or its Affiliates in connection with this Agreement.

7.4. Commercialization Reports. RAPT shall update Jemincare [***] regarding RAPT’s Commercialization activities with respect to the Licensed Products in the RAPT Territory. Each such update shall summarize RAPT’s, its Affiliates’ and Sublicensees’ significant Commercialization activities with respect to the Licensed Products in the RAPT Territory.

Article 8
Financial Terms

8.1. Upfront Payment. No later than [***] after the Effective Date, RAPT shall pay to Jemincare a one-time, non-refundable payment of Thirty-Five Million Dollars ($35,000,000) in immediately available funds by wire transfer, in accordance with wire instructions to be provided in writing by Jemincare to RAPT.

8.2. Milestones.

8.2.1 Manufacturing Technology Transfer Milestone Payment. Subject to the terms and conditions of this Agreement (including this Section 8.2.1 (Manufacturing Technology Transfer Milestone Payment), Section 8.2.4 (Invoice and Payment of Milestone Payments) and Section 8.4 (Payment Terms)), following the Successful Completion of Manufacturing Technology Transfer, RAPT shall pay to Jemincare a one-time, non-refundable payment of One Million Five Hundred Thousand Dollars ($1,500,000) (the “Manufacturing Technology Transfer Milestone Payment”). For clarity, the Manufacturing Technology Transfer Milestone Payment is consideration only for the licenses granted by Jemincare to RAPT under this Agreement, and not for any supply of Licensed Molecule or Licensed Product.

8.2.2 Development Milestone Payments. Subject to the terms and conditions of this Agreement (including this Section 8.2.2 (Development Milestone Payments), Section 8.2.4 (Invoice and Payment of Milestone Payments) and Section 8.4 (Payment Terms)), following the first achievement by or on behalf of RAPT, its Affiliates or any Sublicensee of any Development milestone event described in the table below (each, a “Development Milestone Event”), RAPT shall pay the applicable, one-time, non-refundable milestone payment in the amount set forth below associated with such Development Milestone Event (each, a “Development Milestone Payment”):

Development Milestone Event	Development Milestone Payment
	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

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[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

Each Development Milestone Payment shall be payable a maximum of one (1) time, for the first-time achievement of the corresponding Development Milestone Event in the applicable Indication as set forth in the table above by any Licensed Product, and no Development Milestone Payment shall be due hereunder for subsequent or repeated achievement of any such Development Milestone Event in the same Indication by the same or any other Licensed Product. Any Development Milestone Event occurred “in the EU” shall be deemed achieved by the corresponding event occurring in any member country of the European Union or through the EMA. The aggregate Development Milestone Payments payable under this Agreement shall not exceed Two Hundred Twenty-Six Million Dollars ($226,000,000) in the aggregate.

With respect to a particular Licensed Product for a particular Indication in a particular country as set forth in the table in this Section 8.2.2 (Development Milestone Payments), if a Development Milestone Event (“Skipped Milestone”) is not required for the next successive Development Milestone Event to be achieved, such Skipped Milestone will be deemed to have been achieved upon the achievement by such Licensed Product of the next successive Development Milestone Event (“Achieved Milestone”). The Development Milestone Payment for any Skipped Milestone that is owed under this Section 8.2.2 (Development Milestone Payments) shall be due at the same time the Development Milestone Payment for the Achieved Milestone is due, provided that no Development Milestone Payment shall be due more than once for such Skipped Milestone.

For clarity, the Development Milestone Payments are consideration only for the licenses and rights granted by Jemincare to RAPT under this Agreement, and not for any supply of Licensed Molecule or Licensed Product.

8.2.3 Net Sales Milestone Payments. Subject to the terms and conditions of this Agreement (including this Section 8.2.3 (Net Sales Milestone Payments), Section 8.2.4 (Invoice and Payment of Milestone Payments) and Section 8.4 (Payment Terms)), and on an aggregate basis for all Licensed Products sold during the applicable time period, following the first achievement by or on behalf of a Selling Entity of any Net Sales milestone event described in the table below (each, a “Net Sales Milestone Event”), RAPT shall pay the applicable one (1) time, non-refundable milestone payment in the amount set forth below associated with such Net Sales Milestone Event (each, a “Net Sales Milestone Payment”).

Net Sales Milestone Event	Net Sales Milestone Payment
[***]	[***]
[***]	[***]

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[***]	[***]
[***]	[***]
[***]	[***]

Each Net Sales Milestone Payment shall be payable a maximum of one (1) time, and no Net Sales Milestone Payment shall be due hereunder for subsequent or repeated achievement of any such Net Sales Milestone Event. For clarity, subject to the foregoing sentence, the first achievement of multiple Net Sales Milestone Events may occur in a single Calendar Year and, as such, the corresponding Net Sales Milestone Payments for such Net Sales Milestone Events would be due and payable in that Calendar Year. The aggregate Net Sales Milestone Payments payable under this Agreement shall not exceed Four Hundred Forty-Five Million Dollars ($445,000,000) in the aggregate.

8.2.4 Invoice and Payment of Milestone Payments. RAPT shall notify Jemincare that a Milestone Event has been first achieved within [***] following such achievement (or, in the case of a Milestone Event achieved by a Sublicensee within [***] following RAPT becoming aware of such achievement), provided that, with respect to the first achievement of any Net Sales Milestone Event, RAPT shall instead notify Jemincare concurrently with the Royalty Report [***]. Following Jemincare’s receipt of such notice, Jemincare shall invoice RAPT for the applicable Milestone Payment, and RAPT shall pay such Milestone Payment within [***] after delivery of such invoice to RAPT, provided that, [***].

8.3. Royalties.

8.3.1 Royalty Rates. Subject to the terms and conditions of this Agreement (including this Section 8.3 (Royalties) and Section 8.4 (Payment Terms)), RAPT shall pay to Jemincare, on a Licensed Product-by-Licensed Product basis in the RAPT Territory on the Annual Net Sales that occur during the Royalty Term for such Licensed Product, as follows (the “Royalty Rates”):

Portion of Annual Net Sales with respect to the same Licensed Product	Royalty Rate
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

For the purposes of determining the applicable royalty rate with respect to any Licensed Product, the Annual Net Sales of different Licensed Products shall not be aggregated together. For the purposes of this Section 8.3.1 (Royalty Rates), all Licensed Products containing or comprising the same Licensed Molecule shall be considered the same Licensed Product.

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8.3.2 Royalty Term; License Conversion. The royalties set forth in Section 8.3.1 (Royalty Rates) shall be payable on a Licensed Product-by-Licensed Product and country-by-country basis, during the period commencing on the First Commercial Sale of each such Licensed Product in such country or administrative region and continuing until the later of: (a) the ten (10)-year anniversary of the date of such First Commercial Sale of such Licensed Product in such country; (b) expiration of the last-to-expire Valid Claim within the Licensed Patents [***]; and (c) expiration of Regulatory Exclusivity for such Licensed Product in such country or administrative region (“Royalty Term”). Following the expiration of the applicable Royalty Term for a given Licensed Product in a given country, (a) the licenses set forth in Section 2.1 (Licenses to RAPT) with respect to such Licensed Product and such country shall convert to a fully paid-up, perpetual, irrevocable and royalty-free license, and (b) the Net Sales of such Licensed Product in such country shall thereafter be excluded for the purposes of calculating the Net Sales thresholds pursuant to Section 8.3.1 (Royalty Rates).

8.3.3 Royalty Reductions.

(a) Royalty Reductions for Patent Expiry. On a Licensed Product-by-Licensed Product and country-by-country basis, if the Licensed Molecule in such Licensed Product, such Licensed Product itself, and the use of such Licensed Molecule or Licensed Product for any approved Indications included in the approved labeling of such Licensed Product in such country are not or are no longer Covered by a Valid Claim within any Licensed Patent in such country [***] at any time during the Royalty Term for such Licensed Product and such country, then the royalty payments payable under Section 8.3.1 (Royalty Rates) with respect to such Licensed Product in such country shall be reduced [***].

(b) Royalty Reductions for Biosimilar Entry. On a Licensed Product-by-Licensed Product and country-by-country basis, [***] in the Royalty Term in which any Biosimilar Entry occurs in such country with respect to such Licensed Product [***], the royalty payments payable under Section 8.3.1 (Royalty Rates) with respect to such Licensed Product in such country or administrative region shall be reduced [***] for the remainder of the Royalty Term.

(c) Royalty Reduction for Third Party IP Payments. RAPT or any of its Affiliates or Sublicensees shall be entitled to obtain a right or license under any Patent of a Third Party [***] (including under any agreement entered into in settlement of a Third Party Infringement claim pursuant to Section 9.8 (Defense)) (a “Third Party License Obligation”). [***], if RAPT or its applicable Affiliate or Sublicensee incurs any payments in consideration for such right or license, or if the exercise of the rights under such license would otherwise result in any royalties or other payments paid to such Third Party, then RAPT may deduct from the royalty payments that would otherwise have been due under Section 8.3.1 (Royalty Rates) [***], an amount equal to [***] of the amount of such royalty or other payments paid by RAPT or its applicable Affiliate or Sublicensee to such Third Party pursuant to such Third Party License Obligation [***].

(d) Royalty Adjustment for Compulsory Sublicense. If RAPT or any of its Affiliates or Sublicensees enters into any Compulsory Sublicense with respect to a Licensed Product and receives any payment under the Compulsory Sublicense that is dependent on and calculated in relation to unit Net Sales of the Licensed Product, made by or on behalf of the Sublicensee of the Compulsory Sublicense (“Compulsory Net Sales”), then such payment is deemed as a royalty paid (i) at the royalty rate if and as specified under the Compulsory Sublicense (the “Compulsory Sublicense Royalty Rate”), or (ii) at the effective royalty rate equaling the ratio between such payment and the applicable unit Compulsory Net Sales (“Effective Royalty Rate”), if such payment is not referred to as a royalty or otherwise not associated with any rate or percentage specified in the Compulsory Sublicense. Any other

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payment received by RAPT or its applicable Affiliate or Sublicensee under the Compulsory Sublicense is deemed a non-royalty sublicensing revenue (“Non-Royalty Sublicensing Revenue”). Notwithstanding anything contrary to this Section 8.3.3(d) (Royalty Adjustment for Compulsory Sublicense) RAPT shall be entitled to choose the lower between (i) the Compulsory Sublicense Royalty Rate or the Effective Royalty Rate, as applicable, and (ii) the Royalty Rate that would otherwise apply under Section 8.3.1 (Royalty Rates) for calculating royalty dues to Jemincare under Section 8.3 (Royalties) solely for Compulsory Net Sales. [***].

(e) Drug Pricing Programs. If a Licensed Product Commercialized in the United States is selected by the Centers for Medicare and Medicaid Services for inclusion in the Medicare Maximum Fair Price Program pursuant to 42 U.S.C. §1320f et seq. and any implementing regulations or guidance promulgated thereunder (“IRA”) or similar drug pricing programs wherein Regulatory Authorities establish prescription drug prices, then the royalties payable by RAPT to Jemincare for the Licensed Product for United States pursuant to Section 8.3.1 (Royalty Rates) shall be reduced [***]. For purposes of this Section 8.3.3(e) (Drug Pricing Programs), “Wholesale Acquisition Cost” of a Licensed Product is the Wholesale Acquisition Cost determined by RAPT and reported by Medispan, or any other nationally recognized publication.

(f) Floor. Notwithstanding anything to the contrary in this Section 8.3.3 (Royalty Reductions and Adjustment), the royalties payable to Jemincare under this Agreement [***] shall not be reduced by more than [***] of the amount that would otherwise be due [***] pursuant to Section 8.3.1 (Royalty Rates) without application of any of the deductions in this Section 8.3.3 (Royalty Reductions and Adjustment) (the “Floor”); provided, that [***].

8.4. Payment Terms.

8.4.1 Payment of Royalties; Report. RAPT shall, [***], provide to Jemincare a report (a “Royalty Report”) specifying, [***]: (a) [***]; (b) the Net Sales of each Licensed Product [***]; (c) the applicable royalty rate(s) under Section 8.3.1 (Royalty Rates); (d) the royalty calculation and royalties payable in Dollars; and (e) any Net Sales Milestone Event(s) achieved [***] and corresponding Net Sales Milestone Payment payable in Dollars (if applicable). Following Jemincare’s receipt of such Royalty Report [***], Jemincare shall issue an invoice for the royalties and Net Sales Milestone Payment (if applicable) payable [***] as set forth in such Royalty Report, and RAPT shall make the payment for such royalties and Net Sales Milestone Payment (if applicable) owed to Jemincare within [***] from the delivery of such invoice. Notwithstanding the foregoing in this Section 8.4.1 (Payment of Royalties; Report), if RAPT has entered into a Sublicense with a Sublicensee under which such Sublicensee is obligated to pay royalties to RAPT for sales of Licensed Product, then RAPT shall have the longer of [***], or [***] after RAPT receives a royalty report from such Sublicensee, to submit the applicable Royalty Report to Jemincare. In the event the Parties disagree on any amount(s) listed in clauses (a), (b), (c), (d) or (e) of this Section 8.4.1 (Payment of Royalties; Report) with respect to any such Royalty Report, (i) RAPT shall timely pay any undisputed portion before the applicable payment due date under this Section 8.4.1 (Payment of Royalties; Report), and (ii) the Parties shall discuss in good faith to reach agreement on the disputed portion promptly within [***], and any underpayment shall be included in the payment payable by RAPT to Jemincare (each as defined below) [***], or any overpayment shall be credited against the payment payable by RAPT to Jemincare [***].

8.4.2 Currency; Conversion. All payments hereunder shall be payable in Dollars. Conversion of any Net Sales and Milestone Payments recorded in local currencies

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to Dollars shall be performed using the average [***] exchange rate published in the Wall Street Journal, Eastern Edition, for [***] in which such Net Sales or Milestone Event occur, and, to the extent not inconsistent with the foregoing sentence, in a manner consistent with the Accounting Standard and RAPT’s normal practices used to prepare its audited financial statements. All payments owed to Jemincare under this Agreement shall be made by wire transfer in immediately available funds to the bank and account designated by Jemincare in writing and confirmed orally by Jemincare.

8.4.3 Taxes; Withholding.

(a) Generally. Each Party shall pay any and all income taxes levied on account of all payments it receives under or pursuant to this Agreement, except as otherwise provided in this Section 8.4.3 (Taxes; Withholding).

(b) Indirect Tax. Notwithstanding anything to the contrary in this Agreement, the following shall apply with respect to Indirect Taxes. All payments and consideration are stated inclusive of Indirect Taxes. If any Indirect Taxes are chargeable by the payer in respect of any payments or consideration due under this Agreement, the payee shall pay such Indirect Taxes at the applicable rate in respect of any such payments or consideration, following the receipt, where applicable, of a valid Indirect Taxes invoice issued in the appropriate form by the payer in respect of those payments or consideration to which such Indirect Taxes relate. The Parties shall issue valid Indirect Tax invoices for all goods and services supplied under this Agreement consistent with the law governing such Indirect Tax, and to the extent any invoice is not initially issued in an appropriate form, the Parties shall cooperate to provide such information or assistance as may be necessary to enable the issuance of such invoice consistent with the law governing such Indirect Tax.

(c) Tax Withholding. Each Party shall be entitled to deduct and withhold from any amounts payable under this Agreement such taxes as are required to be deducted or withheld therefrom under any provision of Applicable Law. The Party that is required to make such withholding shall: (i) deduct those taxes from such payment; (ii) timely remit the taxes to the proper taxing authority; and (iii) send evidence of the obligation, together with proof of tax payment, to the other Party on a timely basis following such tax payment. Each Party shall reasonably cooperate with the other Party in claiming refunds or exemptions from such deductions or withholdings under any relevant agreement or treaty which is in effect to ensure that any amounts required to be withheld pursuant to this Section 8.4.3(c) (Tax Withholding) are reduced in amount to the fullest extent permitted by Applicable Law. In addition, the Parties shall cooperate in accordance with Applicable Law to minimize Indirect Taxes incurred in connection with this Agreement.

(d) Tax Action. If a Party assigns, sublicenses, changes its place of incorporation or tax residence or makes a payment under this Agreement from a jurisdiction other than its jurisdiction of incorporation, which results in an additional or increased tax withholding or deduction obligation with respect to payments to be made pursuant to this Agreement by such Party (“Tax Action”), then such Party shall bear the amount of any additional or increased tax withholding or deduction.

8.4.4 Late Payments. If Jemincare does not receive payment from RAPT of any sum due to it under this Agreement on or before the due date therefor, simple interest shall thereafter accrue on the sum due to Jemincare from the due date until the date of payment at a [***] rate as reported in The Wall Street Journal, Eastern Edition or, if lower, the maximum rate allowable by Applicable Law.

8.5. Records; Audit Rights.

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8.5.1 Records. RAPT shall keep complete, true, and accurate books and records in accordance with its Accounting Standards in relation to this Agreement in relation to Net Sales, royalties, and Milestone Payments for at least [***] following the Calendar Year to which they pertain or for such longer period of time as required under any Applicable Law. RAPT shall ensure that the applicable Sublicense with any Sublicensee shall include an obligation for such Sublicensee to comply with the foregoing obligation with respect to Net Sales incurred by such Sublicensees.

8.5.2 Audit Rights. Subject to the other terms of this Section 8.5.2 (Audit Rights), during the Term and for a period of [***] thereafter, at the request of Jemincare, which shall not be made more frequently than one (1) time per Calendar Year, upon at least [***] prior written notice from Jemincare, and at the expense of Jemincare, RAPT shall permit an independent, nationally-recognized certified public accountant selected by Jemincare and reasonably acceptable to RAPT (each, an “Auditor”) to inspect, during regular business hours, the relevant records required to be maintained by RAPT under Section 8.5.1 (Records). Jemincare shall only have the right to audit such records relating to any Calendar Year once during the Term. Prior to its inspection, the Auditor shall enter into a confidentiality agreement with both Parties having obligations of confidentiality and non-use with respect to the Confidential Information no less restrictive than those set forth in Article 10 (Confidentiality) and limiting the disclosure and use of such information by the Auditor to authorized representatives of the Parties and the purposes germane to Section 8.5.1 (Records). Jemincare shall ensure that Auditor shall only disclose to Jemincare the amount of underpayment or overpayment (if any), and the reasons for and methods of calculating such underpayment or overpayment (if any), and not any other Confidential Information of RAPT. Results of any such review shall be binding on both Parties absent manifest error. Jemincare shall treat the results of any Auditor’s review of RAPT’s records as Confidential Information of RAPT subject to the terms of Article 10 (Confidentiality). Jemincare shall pay the full cost of the audit unless the underpayment of amounts due by RAPT is greater than [***] of the amount due for the entire period being examined, in which case RAPT shall pay the reasonable cost charged by the Auditor for such review. In the event such audit reveals an underpayment by RAPT, RAPT shall, within [***] after receipt of such report from the Auditor, pay the amount of the discrepancy. In the event that such audit reveals an overpayment by RAPT, RAPT shall have the option to (a) have Jemincare reimburse RAPT for such excess payments or (b) credit the discrepancy against any future payments owed by RAPT under this Agreement.

Article 9
Intellectual Property

9.1. Ownership.

9.1.1 Resulting IP.

(a) As between the Parties, all Inventions that are made, created, generated, conceived or reduced to practice solely by RAPT or its Affiliates or RAPT’s or any of its Affiliates’ employees, independent contractors or consultants, solely by itself or themselves, in each case in the course of conducting activities under this Agreement or any other Transaction Agreement after the Effective Date (such Inventions, the “RAPT Resulting Inventions”), together with all intellectual property rights therein, including all such intellectual property rights that are Patents (such Patents, the “RAPT Resulting Patents”), shall be owned solely by RAPT.

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(b) As between the Parties, all Inventions that are made, created, generated, conceived or reduced to practice solely by Jemincare or its Affiliates or Jemincare’s or any of its Affiliates’ employees, independent contractors or consultants, solely by itself or themselves, in each case in the course of conducting activities under this Agreement or any other Transaction Agreement after the Effective Date (such Inventions, the “Jemincare Resulting Inventions”), together with all intellectual property rights therein, including all such intellectual property rights that are Patents (such Patents, the “Jemincare Resulting Patents”), shall be owned solely by Jemincare.

(c) As between the Parties, all Inventions that are made, created, generated, conceived or reduced to practice jointly by a Party or its Affiliates or a Party’s or any of its Affiliates’ employees, independent contractors or consultants, jointly with the other Party, the other Party’s Affiliate’s or the other Party’s or any of the other Party’s Affiliates’ employees, independent contractors or consultants, in each case in the course of conducting activities under this Agreement or any other Transaction Agreement after the Effective Date (such Inventions, the “Joint Resulting Inventions”), together with all intellectual property rights therein, including all such intellectual property rights that are Patents (such Patents, the “Joint Resulting Patents”), shall be jointly owned by RAPT and Jemincare.

(d) Inventorship of all Resulting Inventions, whether or not patentable, shall be determined in accordance with U.S. patent laws.

9.2. Prosecution and Maintenance of Licensed Patents and Resulting Patents.

9.2.1 (a) [***], RAPT shall have the first right, but not the obligation, for the Prosecution and Maintenance of the Licensed Patents and Joint Resulting Patents, each in the RAPT Territory, with counsel of RAPT’s choice at RAPT’s cost (such Patents, the “RAPT-Prosecuted Patents”), and (b) RAPT shall have the sole right, but not the obligation, for the Prosecution and Maintenance of the RAPT Resulting Patents anywhere in the world with counsel of RAPT’s choice at RAPT’s cost (the foregoing Prosecution and Maintenance in both clauses (a) and (b), the “RAPT Prosecution and Maintenance”). Jemincare shall reasonably cooperate with RAPT in connection with the RAPT Prosecution and Maintenance. RAPT shall deliver to Jemincare complete drafts of all submissions to patent authorities relating to the RAPT-Prosecuted Patents, including patent applications and amendments; Jemincare shall have the right to prior review and comment on all of the foregoing; and such comments shall be considered by RAPT in good faith. RAPT shall also provide to Jemincare copies of all material documents received from such patent authorities relating to the RAPT-Prosecuted Patents. If RAPT decides to allow a RAPT-Prosecuted Patent to lapse or become abandoned, then it shall notify Jemincare of, and consult with Jemincare with respect to, such decision or intention at least [***] prior to the date upon which such Patent shall lapse or become abandoned, or, in cases where [***] is not reasonably possible then as much notice as is possible using RAPT’s reasonable efforts, and, Jemincare shall thereupon have the right (but not the obligation) to assume the Prosecution and Maintenance thereof at Jemincare’s own cost and expense with counsel of its choice.

9.2.2 (a) Notwithstanding anything to the contrary in this Section 9.2.2(a), Jemincare shall have the first right, but not the obligation, for the preparation and filing of any application for Patents that describes, for the first time, [***] a Jemincare Resulting Invention anywhere in the world with counsel of Jemincare’s choice at Jemincare’s cost (such applications for Patents, the “Priority Applications”) and (b) Jemincare shall have the sole right, but not the obligation, for the Prosecution and Maintenance of the Licensed Patents [***] in the Jemincare Territory, with counsel of Jemincare’s choice at Jemincare’s cost (such Patents, the “Jemincare-Prosecuted Patents”) (the foregoing Prosecution and

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Maintenance, the “Jemincare Prosecution and Maintenance”). RAPT shall reasonably cooperate with Jemincare in connection with the Jemincare Prosecution and Maintenance. Jemincare shall deliver to RAPT complete drafts of all submissions to patent authorities relating to the Jemincare-Prosecuted Patents, including patent applications and amendments. RAPT shall have the right to prior review and comment on all of the foregoing, and such comments shall be considered by Jemincare in good faith. Jemincare shall also provide to RAPT copies of all material documents received from such patent authorities relating to the Jemincare-Prosecuted Patents. If Jemincare decides not to file a Priority Application [***] or allow such Priority Application to lapse or become abandoned, then it shall notify RAPT of, and consult with RAPT with respect to, such decision or intention at least [***] prior to the date upon which such Priority Application shall be filed, or lapse or become abandoned, or, in cases where there is no due date for filing such Priority Application, then as much notice as is possible using Jemincare’s reasonable efforts, and, RAPT shall thereupon have the right (but not the obligation) to prepare and file such Priority Application at RAPT’s own cost and expense with counsel of its choice.

9.3. Prosecution and Maintenance Cooperation. With respect to all Prosecution and Maintenance related to Licensed Patents and Resulting Patents for which a Party has a right to Prosecute and Maintain under Section 9.2 (Prosecution and Maintenance of Licensed Patents and Resulting Patents), the non-prosecuting Party shall reasonably cooperate with the prosecuting Party and provide reasonable assistance with respect to such Prosecution and Maintenance under Section 9.2 (Prosecution and Maintenance of Licensed Patents and Resulting Patents), including to:

9.3.1 execute powers of attorney, inventor declarations, confirmatory assignments and all similar instruments to document their respective ownership and Prosecution and Maintenance rights consistent with this Agreement as reasonably requested by the prosecuting Party;

9.3.2 provide access to relevant documents, including copies of documents filed with or received from any national or regional patent and trademark office (including the U.S. Patent and Trademark Office) or other relevant judicial or administrative body and other evidence, only to the extent not already provided, to enable the prosecuting Party to exercise its Prosecution and Maintenance rights;

9.3.3 make its employees, agents and consultants reasonably available to the prosecuting Party (or to the other Party’s authorized attorneys, agents or representatives), to the extent reasonably necessary to enable the other Party hereunder to exercise its Prosecution and Maintenance rights;

9.3.4 provide the prosecuting Party, upon its request, with copies of any patentability search reports generated by its patent counsel with respect to the applicable Patents, including relevant Third Party patents and patent applications located (provided that neither Party shall be required to provide legally privileged information with respect to such intellectual property unless and until procedures reasonably acceptable to such Party are in place to protect such privilege); and

9.3.5 endeavor in good faith to coordinate its efforts under this Agreement with the prosecuting Party to minimize or avoid interference with the Prosecution and Maintenance by the prosecuting Party,

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provided that the prosecuting Party shall reimburse the non-prosecuting Party for its reasonable and verifiable out-of-pocket costs and expenses incurred in connection therewith.

9.4. Patent Term Extension and Supplementary Protection Certificate.

9.4.1 As between the Parties, in the RAPT Territory, RAPT shall have the sole right to make decisions regarding, and to apply for, patent term extensions, including extensions pursuant to 35 U.S.C. §156 et. seq., extensions pursuant to supplementary protection certificates, and any other extensions that are now or become available in the future, wherever applicable, for the Licensed Patents and Resulting Patents for which RAPT has a right to Prosecute and Maintain under Section 9.2 (Prosecution and Maintenance of Licensed Patents and Licensed Patents) and with respect to the Licensed Molecules and the Licensed Products, in each case including whether or not to do so; provided, that [***]. Jemincare shall provide prompt and reasonable assistance, as requested by RAPT, including by taking such action as patent holder as is required under any Applicable Law, to obtain such extension or supplementary protection certificate, pursuant to this Section 9.4.1.

9.4.2 As between the Parties, in the Jemincare Territory, Jemincare shall have the sole right to make decisions regarding, and to apply for, patent term extensions, including extensions pursuant to supplementary protection certificates and any other extensions that are now or become available in the future, wherever applicable, for the Licensed Patents and Resulting Patents for which Jemincare has a right to Prosecute and Maintain under Section 9.2 (Prosecution and Maintenance of Licensed Patents and Resulting Patents) and with respect to the Licensed Molecules and the Licensed Products, in each case including whether or not to do so. RAPT shall provide prompt and reasonable assistance, as requested by Jemincare, including by taking such action as patent holder as is required under any Applicable Law, to obtain such extension or supplementary protection certificate.

9.5. Patent Listings.

9.5.1 As between the Parties, RAPT shall have the sole right to make all filings with Regulatory Authorities in the RAPT Territory with respect to the Licensed Patents or Resulting Patents for which RAPT has a right to Prosecute and Maintain under Section 9.2 (Prosecution and Maintenance of Licensed Patents and Resulting Patents), including as required or allowed (a) in the United States, in the FDA’s Orange Book or Purple Book and (b) in the European Union, under the national implementations of Article 10.1(a)(iii) of Directive 2001/EC/83 or other international equivalents. Jemincare shall (x) provide RAPT a correct and complete list of all Licensed Patents and Joint Resulting Patents and other information necessary or reasonably useful to enable RAPT to make such filings with Regulatory Authorities and (y) cooperate with RAPT’s reasonable requests in connection therewith, including executing any documents, meeting any submission deadlines, in each case (x) and (y), to the extent required or permitted by Applicable Law.

9.5.2 As between the Parties, Jemincare shall have the sole right to make all filings with Regulatory Authorities in the Jemincare Territory with respect to the Licensed Patents or Resulting Patents for which Jemincare has a right to Prosecute and Maintain under Section 9.2 (Prosecution and Maintenance of Licensed Patents and Resulting Patents). RAPT shall cooperate with Jemincare’s reasonable requests in connection therewith, including executing any documents, meeting any submission deadlines, to the extent required or permitted by Applicable Law.

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9.6. Enforcement.

9.6.1 Each Party shall promptly notify the other Party in writing if it becomes aware of (a) unauthorized use or misappropriation of any Licensed Know-How by a Third Party or (b) any apparent, threatened or actual infringement by a Third Party of any Licensed Patent or Resulting Patent (collectively, a “Competing Infringement”). Without limiting the foregoing, if Jemincare receives notice or a copy of an application submitted to the FDA for a Biosimilar (a “Biosimilar Application”) for which a Licensed Product is a “reference product”, as such term is used in the Biologics Price Competition and Innovation Act of 2009, as may be amended from time to time, whether or not such notice or copy is provided under any Applicable Law, or otherwise becomes aware that a Biosimilar Application has been submitted to a Regulatory Authority for Regulatory Approval (such as in an instance described in Section 351(1)(9)(C) of the United States Public Health Service Act, as amended from time to time (“PHSA”)), Jemincare shall, as soon as possible and not later than within [***], notify and provide RAPT copies of such communication to the extent permitted by Applicable Law.

9.6.2 RAPT shall have the sole right, but not the obligation, to bring and control any legal action or take such other actions alleging Competing Infringement as it deems appropriate (including delivering to Third Party notice letters and controlling settlements) at its cost and expense with counsel of its choice with respect to any RAPT-Prosecuted Patent or any RAPT Resulting Patent. At the request and expense of RAPT, Jemincare shall provide reasonable assistance in connection with RAPT’s legal or other actions in connection with any such Competing Infringement, including by executing reasonably appropriate documents, cooperating in discovery, and joining as a party to the action if requested by RAPT.

9.6.3 Jemincare shall have the sole right, but not the obligation, to bring and control any legal action or take such other actions alleging Competing Infringement as it deems appropriate (including responding to Third Party notice letters and controlling settlements) at its cost and expense with counsel of its choice with respect to any Jemincare-Prosecuted Patent. At the request and expense of Jemincare, RAPT shall provide reasonable assistance in connection with Jemincare’s legal or other actions in connection with any such Competing Infringement, including by executing reasonably appropriate documents, cooperating in discovery, and joining as a party to the action if requested by Jemincare at Jemincare’s cost.

9.6.4 Conduct of Biosimilar Litigation. Notwithstanding anything to the contrary in this Section 9.6.4 (Conduct of Biosimilar Litigation), regardless of the Party that is the “reference product sponsor” for purposes of a Biosimilar Application in the RAPT Territory, as between the Parties, (a) RAPT shall have the sole right to designate pursuant to Section 351(l)(1)(B)(ii) of the PHSA the counsel who shall receive confidential access to the Biosimilar Application; (b) RAPT shall have the sole right, under at least Sections 351(l)(3)(A), (5)(b)(i)(II), or (7) of the PHSA, to list any Patents, including the Licensed Patents, insofar as they claim or cover the applicable Licensed Product, to respond to any communications with respect to such lists from the filer of the Biosimilar Application, and to negotiate with the filer of the Biosimilar Application as to whether to utilize a different mechanism for information exchange than that specified in Section 351(l) of the PHSA; (c) RAPT shall have the sole right to identify Patents or respond to communications under any equivalent or similar listing described in (a) and (b) above in any other jurisdiction in the RAPT Territory; and (d) at the request and expense of RAPT, Jemincare shall cooperate in

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good faith with RAPT with respect to any such certification, communications or notice under Applicable Law, including with respect to proceedings related thereto. At RAPT’s written request, Jemincare shall prepare such lists and make such responses at RAPT’s direction and cost, to the extent required or permitted by Applicable Law. At RAPT’s cost, Jemincare shall (x) provide to RAPT, within [***] of RAPT’s request, all information, including a correct and complete list of Licensed Patents that is necessary or reasonably useful to enable RAPT to make such lists and communications with respect to the Licensed Patents solely to the extent not already provided under this Agreement, and (y) cooperate with RAPT’s reasonable requests in connection therewith, including reasonable requests to meet any submission deadlines, in each case, to the extent required or permitted by Applicable Law. RAPT shall (A) reasonably consult with Jemincare prior to identifying any Licensed Patents to a Third Party as contemplated by this Section 9.6.4 (Conduct of Biosimilar Litigation) and shall consider in good faith Jemincare’s advice and suggestions with respect thereto, and (B) notify Jemincare of any such lists or communications promptly after they are made.

9.6.5 Cooperation in Enforcement Efforts. For any legal or other action initiated or directed pursuant to Section 9.6 (Enforcement), the non-enforcing Party shall, and shall cause its Affiliates to, assist and cooperate with the enforcing Party or its designee, as the enforcing Party or such designee may reasonably request from time to time, in connection with its activities set forth in Section 9.6 (Enforcement) including, to the extent needed to conduct such legal or other action, furnishing a power of attorney solely for such purpose or joining in, or being named as a necessary party to, such action, providing access to relevant records, documents (including laboratory notebooks) and other evidence to the extent under the possession or control of the non-enforcing Party and making inventors and other of its employees available at reasonable business hours and producing relevant employees and such records, documents in discovery proceedings; provided that, the enforcing Party shall reimburse the non-enforcing Party for its reasonable and verifiable out-of-pocket costs and expenses incurred in connection therewith.

9.7. Invalidity or Unenforceability Defenses or Actions.

9.7.1 Notification. Each Party shall promptly notify the other Party in writing of any alleged or threatened assertion of invalidity or unenforceability of any Licensed Patent or Resulting Patent of which such Party becomes aware. Without limiting the foregoing, each Party shall, within [***] after the other Party’s notice thereof, provide the other Party with copies of all notices provided to such Party relating to any such assertion of invalidity or unenforceability of any Licensed Patent or Resulting Patent.

9.7.2 Defense Actions. As between the Parties, except with respect to proceedings covered by the definition of Prosecution and Maintenance (which, for clarity, are addressed in Section 9.2 (Prosecution and Maintenance of Licensed Patents and Resulting Patents)), each Party shall have the sole right, but not the obligation, to defend and control the defense of the validity and enforceability of the Licensed Patents and Resulting Patents for which such Party has the right to Prosecute and Maintain under Section 9.2 (Prosecution and Maintenance of Licensed Patents and Resulting Patents) at its sole cost and expense and using counsel of its own choice (such Party being referred to as the controlling Party and the other Party being referred to as the non-controlling Party).

9.7.3 Cooperation. The non-controlling Party may participate in any claim, suit or proceeding conducted by the controlling Party regarding the validity and enforceability with counsel of its choice at its sole cost and expense; provided that the

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defending Party shall retain control of the defense in such claim, suit or proceeding. The non-controlling Party shall, and shall cause its Affiliates to, assist and cooperate with the controlling Party, as the controlling Party may reasonably request from time to time in connection with its activities set forth in this Section 9.7 (Invalidity or Unenforceability Defenses or Actions), including, to the extent needed to conduct such claim, suit or proceeding, furnishing a power of attorney solely for such purpose or joining in, or being named as a necessary party to, such action, providing access to relevant records, documents and other evidence (including laboratory notebooks) to the extent under the possession or control of the non-controlling Party and making inventors and other of its employees available at reasonable business hours; provided that, the controlling Party shall reimburse the non-controlling Party for its reasonable and verifiable out-of-pocket costs and expenses incurred in connection therewith. In connection with any activities with respect to a defense, claim or counterclaim pursuant to this Section 9.7 (Invalidity or Unenforceability Defenses or Actions), the controlling Party shall (a) consult with the non-controlling Party as to the strategy for such activities, (b) consider in good faith any comments from the non-controlling Party and (c) keep the non-controlling Party reasonably informed of any material steps taken and provide copies of all material documents filed, in connection with such defense, claim or counterclaim.

9.7.4 Settlement. The controlling Party shall have the right to settle the applicable claim, suit or proceeding; provided that neither Party shall enter into any settlement that admits to the invalidity, unpatentability, narrowing of scope or unenforceability of any Licensed Patent or any Joint Resulting Patent in any manner; incurs any financial liability on the part of the other Party; or requires an admission of liability, wrongdoing or fault on the part of the other Party; in each case, without the other Party’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned); provided, further that the foregoing limitation shall not be deemed to preclude, or require the consent of such other Party in connection with, a settlement that would or may result in reduced payments hereunder, but would not otherwise fall within the scope of the foregoing limitation.

9.8. Defense.

9.8.1 Each Party shall promptly notify the other Party in writing after becoming aware of any claim alleging that the Development, Manufacture, or Commercialization of any Licensed Molecule or Licensed Product infringes, misappropriates, or otherwise violates any Patents, Know-How, or other intellectual property rights of any Third Party in such Party’s Territory (“Third Party Infringement”). In any such instance, the Parties shall as soon as practicable thereafter discuss in good faith the best response to such notice of Third Party Infringement. Without limiting the foregoing, each Party shall, within [***] after such Party’s receipt thereof, provide the other Party with copies of all notices received by such Party relating to any Third Party Infringement.

9.8.2 Subject to Article 12 (Indemnification; Insurance; Limitation of liability), as between the Parties, each Party shall have the sole right, but not the obligation, to defend, settle, or otherwise take actions with respect to, any Third Party Infringement claim arising from such Party’s, its Affiliates’ or Sublicensees’ activities in such Party’s Territory. The Party exercising this right shall do so at its sole discretion, cost and expense, including bearing any damages or awards resulting from a judgment related to the Third Party Infringement claim.

9.9. Recovery. Any recovery (including awards, damages, amounts paid in settlement or other recoveries) received as a result of any action under Section 9.6 (Enforcement), Section 9.7 (Invalidity or

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Unenforceability Defenses or Actions) or Section 9.8 (Defense) shall be allocated in the following order: (a) to reimburse the enforcing/controlling/defending Party for the reasonable costs and expenses (including attorneys’ and professional fees) that the enforcing/controlling/defending Party incurred in connection with such action, to the extent not previously reimbursed; (b) to reimburse the non-enforcing/controlling/defending Party, where it joins a legal action as provided under Section 9.6 (Enforcement), Section 9.7 (Invalidity or Unenforceability Defenses or Actions) or Section 9.8 (Defense) (as applicable), for the reasonable costs and expenses (including attorneys’ and professional fees) that the non-enforcing/controlling/defending Party incurred in connection with such action, to the extent not previously reimbursed; and (c) the remainder of the recovery shall be allocated [***], unless the Parties mutually agree in writing to a different allocation.

9.10. Trademarks.

9.10.1 RAPT Product Marks. As between the Parties, RAPT shall have the exclusive right, but not the obligation, to brand the Licensed Products using Trademarks it determines appropriate in its sole discretion for the Licensed Products in the RAPT Territory, which may vary within the RAPT Territory (the “RAPT Product Marks”). RAPT shall own all rights in the RAPT Product Marks and shall register and maintain the RAPT Product Marks to the extent it determines reasonably necessary. Jemincare shall not, and shall ensure that its Affiliates and licensees shall not, (a) use in their respective businesses in the RAPT Territory, any Trademark that is confusingly similar to, misleading or deceptive with respect to or that dilutes any (or any part) of the RAPT Product Marks, and (b) do any act that endangers, destroys, or similarly affects, in any material respect, the value of the goodwill pertaining to the RAPT Product Marks. Jemincare shall not, and shall not permit its Affiliates to, attack, dispute, or contest the validity of or ownership of any RAPT Product Mark anywhere in the RAPT Territory or any registrations issued or issuing with respect thereto.

9.10.2 Jemincare Product Marks. As between the Parties, Jemincare shall have the exclusive right, but not the obligation, to brand the Licensed Products using Trademarks it determines appropriate in its sole discretion for the Licensed Products in the Jemincare Territory, which may vary within the Jemincare Territory (the “Jemincare Product Marks”). As between the Parties, Jemincare shall own all rights in the Jemincare Product Marks and may register and maintain the Jemincare Product Marks to the extent it determines reasonably necessary. RAPT shall not, and shall ensure that its Affiliates and Sublicensees shall not, (a) use in their respective businesses in the Jemincare Territory, any Trademark that is confusingly similar to, misleading or deceptive with respect to or that dilutes any (or any part) of the Jemincare Product Marks, and (b) do any act that endangers, destroys, or similarly affects, in any material respect, the value of the goodwill pertaining to the Jemincare Product Marks. RAPT shall not, and shall not permit its Affiliates to, attack, dispute, or contest the validity of or ownership of any Jemincare Product Mark anywhere in the Jemincare Territory or any registrations issued or issuing with respect thereto.

9.11. Common Interest. All information exchanged between the Parties regarding the Prosecution and Maintenance, and enforcement and defense, of Patents under this Article 9 (Intellectual Property) shall be deemed Confidential Information of the disclosing Party. In addition, the Parties acknowledge and agree that, with regard to such Prosecution and Maintenance, and enforcement and defense, the interests of the Parties as collaborators and licensor and licensee are to obtain the strongest patent protection possible, and as such, are aligned and are legal in nature. The Parties agree and acknowledge that they have not waived, and nothing in this Agreement constitutes a waiver of, any legal privilege concerning the Patents under this Article 9 (Intellectual Property), including privilege under the common interest doctrine and similar or related doctrines. Notwithstanding anything to the contrary

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contained herein, to the extent a Party has a good faith belief that any information required to be disclosed by such Party to the other Party under this Article 9 (Intellectual Property) is protected by attorney-client privilege or any other applicable legal privilege or immunity, such Party shall not be required to disclose such information and the Parties shall in good faith cooperate to agree upon a procedure (including entering into a specific common interest agreement, disclosing such information on a “for counsel eyes only” basis or similar procedure) under which such information may be disclosed without waiving or breaching such privilege or immunity.

Article 10
Confidentiality

10.1. Nondisclosure. Each Party agrees that the Party (the “Receiving Party”) that receives the Confidential Information of the other Party (the “Disclosing Party”) pursuant to this Agreement shall: (a) maintain in confidence such Confidential Information using not less than the efforts that such Receiving Party uses to maintain in confidence its own proprietary information of similar kind and value, but in no event less than a reasonable degree of efforts; (b) not disclose such Confidential Information to any Third Party without first obtaining the prior written consent of the Disclosing Party, except for disclosures expressly permitted pursuant to this Article 10 (Confidentiality); and (c) not use such Confidential Information for any purpose except those permitted under this Agreement or any other Transaction Agreement, including, in the case of RAPT, the exercise of the rights and licenses granted to RAPT hereunder. The obligations of confidentiality, non-disclosure, and non-use under this Section 10.1 (Nondisclosure) shall be in full force and effect from the Effective Date until [***] following the Term.

10.2. Exceptions.

10.2.1 General. Section 10.1 (Nondisclosure) shall not apply with respect to any portion of the Confidential Information of the Disclosing Party to the extent that such Confidential Information:

(a) was known to the Receiving Party or any of its Affiliates without any obligation to keep it confidential or any restriction on its use, as evidenced by written records, prior to disclosure by the Disclosing Party;

(b) is subsequently disclosed to the Receiving Party or any of its Affiliates by a Third Party lawfully in possession thereof and without any obligation to keep it confidential or any restriction on its use, provided that such Third Party is not and was not prohibited from disclosing such Confidential Information to the Receiving Party by a legal, fiduciary or contractual obligation owing to the Disclosing Party;

(c) is published by a Third Party or otherwise becomes publicly available or enters the public domain, either before or after it is disclosed to the Receiving Party, without any breach by the Receiving Party of its obligations hereunder; or

(d) is independently developed by or for the Receiving Party or any of its Affiliates, as evidenced by written records, without reference to, use of or reliance upon the Disclosing Party’s Confidential Information.

Any combination of features or disclosures shall not be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the Receiving Party unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the Receiving Party. Specific

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aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the Receiving Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the Receiving Party.

10.3. Authorized Disclosure and Use.

10.3.1 Disclosure. Notwithstanding Section 10.1 (Nondisclosure), the Receiving Party may disclose Confidential Information belonging to the Disclosing Party without the prior consent of the Disclosing Party in the following instances:

(a) subject to Section 10.5 (Securities Filings; Disclosure under Applicable Law), to comply with Applicable Law (including the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) or any national securities exchange) (collectively, the “Securities Regulators”) or with judicial process (including prosecution or defense of litigation), if, in the reasonable opinion of the Receiving Party’s counsel, such disclosure is necessary for such compliance or for such judicial process (including prosecution or defense of litigation), provided that, if possible, the Receiving Party shall first have given notice to the Disclosing Party and given the Disclosing Party a reasonable opportunity to obtain a protective order or confidential treatment requiring that the Confidential Information that is required to be disclosed be held in confidence or be used only for the purposes for which such disclosure was required by Applicable Law; and provided, further, that the Confidential Information disclosed as required by Applicable Law shall be limited to the information that is legally required to be disclosed by such Applicable Law;

(b) disclosure to patent offices or other applicable Governmental Authorities in order to obtain, Prosecute and Maintain, or enforce Patents, to obtain or maintain approval to conduct Clinical Trials, or to market the Licensed Molecule or Licensed Products under this Agreement, in each case, in accordance with this Agreement; provided, that reasonable steps are taken to ensure confidential treatment of such Confidential Information to the extent available;

(c) disclosure to: (i) in the case of either Party, any of its officers, directors, employees, consultants, agents, or Affiliates; (ii) in the case of RAPT, any actual or potential collaborators, licensors, Sublicensees, licensees, or strategic partners, or any other Third Party to the extent necessary or useful to exercise RAPT’s rights under the Transaction Agreements; (iii) in the case of either Party, such Party’s Subcontractors for the purpose of such Subcontractors performing obligations of such Party under this Agreement or any other Transaction Agreement; and (iv) in the case of either Party, such Party’s actual or potential acquirers or prospective investment bankers, investors, lenders, or other financial partners; provided, that, in each case ((i) through (iv)), prior to any such disclosure, each such disclosee is bound by reasonable and customary written obligations of confidentiality, non-disclosure, and non-use, including, in the case of disclosure to Third Parties, obligations that are consistent with the obligations set forth in this Article 10 (Confidentiality) and of duration customary in confidentiality agreements entered into for a similar purpose; provided, however, that, in each of the above situations described in this Section 10.3.1(c), the Receiving Party shall remain responsible for any failure by any Person who receives Confidential Information from such Receiving Party pursuant to this Section 10.3.1(c) to treat such Confidential Information as required under this Article 10 (Confidentiality); and

(d) disclosure to its advisors (including attorneys and accountants) in connection with activities under this Agreement; provided, that, prior to any such disclosure, each such disclosee is bound by written obligations of confidentiality, non-disclosure, and non-use consistent with the obligations set forth in this Article 10 (Confidentiality) (provided, however, that in the case of legal advisors, no written agreement shall be required), to maintain the confidentiality thereof and not to use such Confidential Information except as expressly permitted by this Agreement; provided, however, that, in each

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of the above situations in this Section 10.3.1(d), the Receiving Party shall remain responsible for any failure by any Person who receives Confidential Information from such Receiving Party pursuant to this Section 10.3.1(d) to treat such Confidential Information as required under this Article 10 (Confidentiality).

10.3.2 Use. Each Party shall have the right to use the Confidential Information of the other Party to fulfill its obligations and exercise its rights under this Agreement or any Transaction Agreement.

10.3.3 Terms of Disclosure. If and whenever any Confidential Information is disclosed in accordance with this Section 10.3 (Authorized Disclosure and Use), such disclosure shall not cause any such information to cease to be Confidential Information, except to the extent that such disclosure results in a public disclosure of such information other than by breach of this Agreement.

10.4. Terms of this Agreement. Each Party agrees not to disclose this Agreement or any terms hereof without obtaining the prior written consent of the other Party; provided, that each Party may disclose this Agreement or any terms hereof in accordance with the provisions of Section 10.3 (Authorized Disclosure and Use) or Section 10.5 (Securities Filings; Disclosure under Applicable Law), as applicable.

10.5. Securities Filings; Disclosure under Applicable Law. Each Party acknowledges and agrees that the other Party may submit this Agreement to, or file this Agreement with, the Securities Regulators or other Persons as may be required by Applicable Law. Notwithstanding the foregoing, if a Party is required by any Securities Regulator or other Person as may be required by Applicable Law to make a disclosure of the terms of this Agreement in a filing or other submission as required by such Securities Regulator or such other Person, and such Party has: (a) provided copies of the disclosure to the other Party reasonably in advance under the circumstances of such filing or other disclosure; (b) promptly notified the other Party in writing of such requirement and any respective timing constraints; and (c) given the other Party reasonable time under the circumstances from the date of provision of a copy of such disclosure to comment upon and request confidential treatment for such disclosure, then such Party shall have the right to make such disclosure at the time and in the manner reasonably determined by its counsel to be required by the Securities Regulator or the other Person. Notwithstanding the foregoing, if a Party seeks to make a disclosure as required by a Securities Regulator or other Person as may be required by Applicable Law as set forth in this Section 10.5 (Security Filings, Disclosure under Applicable Law) and the other Party requests confidential treatment of, or additional redactions in, a submission in accordance with this Section 10.5 (Security Filings, Disclosure under Applicable Law), the Party seeking to make such disclosure or its counsel, as the case may be, shall use good-faith efforts to effectuate such confidential treatment or additional redactions.

10.6. Press Releases. The Parties shall mutually release the press release attached as Schedule 10.6 (Press Release) hereto. Subject to Section 10.3 (Authorized Disclosure and Use) and Section 10.5 (Securities Filings; Disclosure under Apply Law), each Party shall provide to the other Party any press release that discloses such other Party’s [***] no less than [***] prior to the anticipated publication of such press release, and the other Party shall have the right to provide comment with respect to such press release, which shall be considered in good faith. The other Party shall not use any data or information disclosed in such press release prior to its publication for any purpose. Each Party shall have the right to redistribute press releases issued in accordance with this Section 10.6 (Press Releases) and disclose information described in such press releases.

10.7. Publication. Subject to Section 10.3 (Authorized Disclosure and Use) and Section 10.5 (Securities Filings; Disclosure under Apply Law), if a Party or any of its Affiliates plans to make any publication or public disclosure and such publication or public disclosure is the initial publication or

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disclosure of [***], the publishing Party shall provide a copy of such publication or public disclosure to the non-publishing Party at least [***] in advance of the planned date of publication or public disclosure (to the extent reasonably possible), and the non-publishing Party shall have the right to require the removal of [***] from such publication or public disclosure within [***] of receipt of such copy from the publishing Party. The publishing Party shall, upon such request, remove such [***] from such planned publication or public disclosure prior to submission of such publication or public disclosure and shall take any additional comments of the non-publishing Party into good-faith consideration. The publishing Party shall provide the non-publishing Party a copy of the publication or public disclosure at the time of the submission for publication.

Article 11
Representations and Warranties; Covenants

11.1. Representations and Warranties of Each Party. Each Party hereby represents and warrants to the other Party, as of the Effective Date, that:

11.1.1 it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority, corporate or otherwise, to execute, deliver and perform this Agreement;

11.1.2 the execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and do not violate: (a) such Party’s charter documents, bylaws or other organizational documents; (b) in any material respect, any agreement, instrument or contractual obligation to which such Party is bound; (c) subject to Section 6.6.2 (HGR Data), any requirement of any Applicable Law; or (d) any order, writ, judgment, injunction, decree, determination or award of any court or governmental agency presently in effect applicable to such Party;

11.1.3 this Agreement is a legal, valid and binding obligation of such Party enforceable against it in accordance with its terms and conditions, subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance and general principles of equity (whether enforceability is considered a proceeding at law or equity);

11.1.4 it is not under any obligation, contractual or otherwise, to any Person that conflicts with or is inconsistent in any material respect with the terms of this Agreement or that would impede the diligent and complete fulfillment of its obligations hereunder; and

11.1.5 neither it nor any of its Affiliates has been debarred or is subject to a threatened or pending Claim or conviction related to debarment, and neither it nor any of its Affiliates has used or will use in any capacity, in connection with any Clinical Trials conducted by or on behalf of it the Licensed Molecule and/or the Licensed Product (including the Ongoing Jemincare Trials), the Licensed IP, Licensed Molecules, Licensed Products, or any services to be performed under this Agreement or any other Transaction Agreement, any Person who has been debarred or is subject to a threatened or pending Claim or conviction related to debarment, in each case pursuant to any Applicable Law, including Section 306 of the Federal Food, Drug, and Cosmetic Act and requirements by the HGR Agency.

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11.2. Representations and Warranties of Jemincare. Jemincare hereby represents and warrants to RAPT, as of the Effective Date, that:

11.2.1 (a) all the Licensed Patents in existence as of the Effective Date are listed in Schedule 1.115 (Licensed Patents), (b) all such listed Licensed Patents have been and are being Prosecuted and Maintained diligently in the respective patent offices or other applicable Governmental Authorities in accordance with Applicable Law and Jemincare or its Affiliates are not in arrears with respect to any applicable fees in connection therewith, (c) all inventor assignments with respect to inventions claimed or described in the Licensed Patents have been executed as necessary at each respective patent offices or applicable Governmental Authorities in accordance with Applicable Law, and (d) all Licensed Patents set forth on Schedule 1.115 (Licensed Patents) issued in the RAPT Territory as of the Effective Date are, to Jemincare’s Knowledge, valid and enforceable;

11.2.2 Jemincare owns the Licensed Patents listed in Schedule 1.115 (Licensed Patents) and the Licensed Know-How (in each case, free of any encumbrance, lien or claim of ownership by any Third Party), and has the full right, power and authority to grant the license and rights purported to be granted under this Agreement to RAPT, including with respect to the intellectual property rights, Clinical Data and Regulatory Materials for Licensed Molecules or Licensed Products, and it has not granted any license or other right under the Licensed IP inconsistent with this Agreement. No Licensed Patents or Licensed Know-How are licensed to Jemincare under any agreements with any Third Parties, and there are no license or other agreements between Jemincare or any of its Affiliates, on the one hand, and a Third Party, on the other hand, pursuant to which Jemincare or any of its Affiliates obtains rights to any Third Party intellectual property rights necessary or reasonably useful for the Development, Manufacture, Commercialization or other Exploitation of Licensed Molecules or Licensed Products;

11.2.3 [***];

11.2.4 [***];

11.2.5 [***];

11.2.6 there are no Claims, actions or proceedings, pending or threatened by any Third Party against Jemincare or any of its Affiliates or its or their respective properties, assets or business, which if adversely decided, would, individually or in the aggregate, have a material adverse effect on, or prevent Jemincare’s ability to grant, the licenses or rights granted to RAPT under this Agreement, or to perform Jemincare’s obligation under this Agreement;

11.2.7 [***];

11.2.8 the Licensed IP constitutes all of the intellectual property rights that are necessary for the Exploitation of the Licensed Molecules and Licensed Products in the RAPT Territory and that are Controlled by Jemincare or its Affiliate as of the Effective Date;

11.2.9 [***].

11.2.10 [***];

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11.2.11 proprietary and non-public information in the Licensed Know-How has been kept confidential or has been disclosed to Third Parties only under terms of confidentiality. To Jemincare’s Knowledge, no breach of such confidentiality has been committed by any Third Party as of the Effective Date;

11.2.12 [***];

11.2.13 neither Jemincare nor any of its Affiliates has entered into any agreement that is inconsistent with or would conflict with or prevent the rights and licenses granted to RAPT under this Agreement, and the fulfillment of Jemincare’s obligations and performance of its activities hereunder do not conflict with, violate or breach or constitute a default under any contractual obligation or court or administrative order by which Jemincare or any of its Affiliates is bound;

11.2.14 [***];

11.2.15 [***];

11.2.16 neither Jemincare nor any of its Affiliates has a plan or otherwise intends to undertake or perform, either by itself or via any Third Parties, any Development for the Licensed Molecules and/or the Licensed Products in the RAPT Territory after Effective Date;

11.2.17 [***];

11.2.18 [***];

11.2.19 neither Jemincare nor any of its Affiliates has undertaken or performed itself, or via any Third Parties, any Development for the Licensed Molecules and/or the Licensed Products in the RAPT Territory; and

11.2.20 [***].

11.3. Representations and Warranties of RAPT. RAPT hereby represents and warrants to Jemincare, as of the Effective Date, that:

11.3.1 as of the Effective Date, there are no Claims, actions or proceedings, pending or threatened by any Third Party against RAPT or any of its Affiliates or its or their respective properties, assets or business, which if adversely decided, would, individually or in the aggregate, have a material adverse effect on, or prevent RAPT’s ability to grant the licenses or rights granted to Jemincare under this Agreement or to perform RAPT’s obligation under this Agreement;

11.3.2 [***];

11.3.3 neither RAPT nor any of its Affiliates has entered into any agreement that is inconsistent with or would conflict with or prevent the rights and licenses granted to Jemincare under this Agreement, and the fulfillment of RAPT’s obligations and performance of its activities hereunder do not conflict with, violate or breach or constitute a default under any contractual obligation or court or administrative order by which RAPT or any of its Affiliates is bound; and

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11.3.4 [***].

11.4. Mutual Covenants.

11.4.1 Compliance with Applicable Law Generally. Each Party hereby covenants to the other Party that such Party, and its Affiliates to the extent performing such Party’s obligations hereunder, shall perform its activities pursuant to this Agreement or any other Transaction Agreement in compliance (and shall ensure compliance by any of its subcontractors) with all Applicable Law.

11.4.2 Compliance with Anti-Corruption Laws. In connection with this Agreement and any other Transaction Agreement, the Parties shall comply with all applicable local, national, and international laws, regulations, and industry codes dealing with government procurement, conflicts of interest, corruption or bribery, and any local financial reporting requirements for investigator and site payments relating to anti-bribery acts, including, if applicable, the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, as amended, and any laws enacted to implement the Organization of Economic Cooperation and Development Convention on Combating Bribery of Foreign Officials in International Business Transactions.

11.5. Debarment. Each Party shall promptly inform the other Party in writing if such Party or any of its Affiliates has been debarred or is subject to a threatened or pending Claim or conviction related to debarment or, to such Party’s and its Affiliates’ knowledge, if such Party or any of its Affiliates has used in significant capacity, in connection with any Clinical Trials conducted by or on behalf of such Party for the Licensed Molecule and/or the Licensed Product, the Licensed IP, Licensed Molecules, Licensed Products, or any services to be performed under this Agreement or any other Transaction Agreement, any Person who has been debarred or is subject to a threatened or pending Claim or conviction related to debarment, in each case pursuant to any Applicable Law, including Section 306 of the Federal Food, Drug, and Cosmetic Act and requirements by the HGR Agency.

11.6. Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTY OF ANY KIND, EITHER EXPRESSED OR IMPLIED (AND EACH PARTY HEREBY EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES NOT EXPRESSLY PROVIDED IN THIS AGREEMENT), INCLUDING WITH RESPECT TO ANY PATENTS OR KNOW-HOW, INCLUDING WARRANTIES OF VALIDITY OR ENFORCEABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR USE OR PURPOSE, PERFORMANCE, AND NON-INFRINGEMENT OF ANY THIRD PARTY PATENT OR OTHER INTELLECTUAL PROPERTY RIGHT. NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, THAT IT WILL BE ABLE TO SUCCESSFULLY DEVELOP, MANUFACTURE, OR COMMERCIALIZE ANY LICENSED MOLECULES OR LICENSED PRODUCT OR, IF COMMERCIALIZED, THAT ANY PARTICULAR SALES LEVEL OF SUCH LICENSED PRODUCT WILL BE ACHIEVED.

Article 12
Indemnification; Insurance; Limitation of liability

12.1. Indemnification by RAPT. RAPT shall indemnify, defend, and hold harmless Jemincare, its Affiliates, and its and their respective directors, officers, employees, agents, successors, and assigns (collectively, the “Jemincare Indemnitees”) from and against any and all Damages incurred in connection with any Third Party Claim to the extent arising from:

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(a) the Development or Commercialization of any Licensed Molecule or Licensed Product in the Field in the RAPT Territory by RAPT, its Affiliates, or its Sublicensees;

(b) the Manufacture of any Licensed Molecule or Licensed Product in the Field by RAPT, its Affiliates, or its Sublicensees;

(c) the Development of any Licensed Molecule or Licensed Product in the Field in the Jemincare Territory by RAPT, its Affiliates, or its Sublicensees, as permissible under Section 4.1.2;

(d) the gross negligence or willful misconduct of RAPT or its Affiliates or its or their respective directors, officers, employees, or agents, in connection with RAPT’s performance of its obligations under this Agreement or any Transaction Agreement; or

(e) any breach by RAPT of any of its representations, warranties, covenants, obligations or other terms under this Agreement;

except, in each case ((a)‑(c)), such Damages for which Jemincare has an indemnification obligation pursuant to Section 12.2 (Indemnification by Jemincare), if such Damages were incurred by a RAPT Indemnitee, as to which Damages each Party shall indemnify the Jemincare Indemnitees or RAPT Indemnitees, as applicable, to the extent of its respective liability for such Damages.

12.2. Indemnification by Jemincare. Jemincare shall indemnify, defend and hold harmless RAPT, its Affiliates, and its and their respective directors, officers, employees, agents, successors, and assigns (collectively, the “RAPT Indemnitees”), from and against any and all Damages incurred in connection with any Third Party Claim to the extent arising from:

(a) the Development or Commercialization of any Licensed Molecule or Licensed Product in the Field in Jemincare Territory by Jemincare, its Affiliates or its licensees of the Licensed IP in the Field;

(b) the Manufacture of any Licensed Molecule or Licensed Product in the Field by Jemincare, its Affiliates or its licensees of the Licensed IP in the Field;

(c) the gross negligence or willful misconduct of Jemincare or its Affiliates or its or their respective directors, officers, employees, consultants, subcontractors or agents, in connection with Jemincare’s or its Affiliates’ performance of its obligations under this Agreement or any Transaction Agreement; or

(d) any breach by Jemincare of any of its representations, warranties, covenants, obligations or other terms under this Agreement;

except, in each case ((a)‑(c)), such Damages for which RAPT has an indemnification obligation pursuant to Section 12.1 (Indemnification by RAPT) if such Damages were incurred by a Jemincare Indemnitee, as to which Damages each Party shall indemnify the Jemincare Indemnitees or RAPT Indemnitees, as applicable, to the extent of its respective liability for such Damages.

12.3. Procedure.

12.3.1 If a Party is seeking indemnification under Section 12.1 (Indemnification by RAPT) or Section 12.2 (Indemnification by Jemincare), as applicable (the

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“Indemnitee”), it shall inform the other Party (the “Indemnitor”) of the claim giving rise to the obligation to indemnify pursuant to Section 12.1 (Indemnification by RAPT) or Section 12.2 (Indemnification by Jemincare), as applicable, as soon as reasonably practicable after receiving notice of or otherwise becoming aware of the claim (an “Indemnification Claim Notice”); provided that any delay or failure to provide such notice shall not constitute a waiver or release of, or otherwise limit, the Indemnitee’s rights to indemnification under Section 12.1 (Indemnification by RAPT) or Section 12.2 (Indemnification by Jemincare), as applicable, except to the extent that such delay or failure prejudices the Indemnitor’s ability to defend against the relevant claims or results in increased Damages to the Indemnitor.

12.3.2 The Indemnitor shall have the right, upon written notice given to the Indemnitee within [***] after receipt of the Indemnification Claim Notice, to assume the defense of any such claim for which the Indemnitee is seeking indemnification pursuant to Section 12.1 (Indemnification by RAPT) or Section 12.2 (Indemnification by Jemincare), as applicable, using appropriately qualified legal counsel. The Indemnitee shall cooperate with the Indemnitor and the Indemnitor’s insurer as the Indemnitor may reasonably request, and at the Indemnitor’s cost and expense. The Indemnitee shall have the right to participate, at its own expense, and with counsel of its choice, in the defense of any claim or suit that has been assumed by the Indemnitor.

12.3.3 The Indemnitor shall not settle any claim to which it is subject pursuant to Section 12.1 (Indemnification by RAPT) or Section 12.2 (Indemnification by Jemincare), as applicable, without first obtaining the prior written consent of the Indemnitee, not to be unreasonably withheld, conditioned, or delayed; provided, however, that the Indemnitor shall not be required to obtain such consent if the settlement: (a) involves only the payment of money and shall not result in the Indemnitee (or other Jemincare Indemnitees or RAPT Indemnitees, as applicable) becoming subject to injunctive or other similar type of relief; (b) does not require an admission of fault or wrongdoing by the Indemnitee (or other Jemincare Indemnitees or RAPT Indemnitees, as applicable); and (c) does not adversely affect the rights or licenses granted to the Indemnitee (or its Affiliate) under this Agreement.

12.3.4 If the Parties cannot agree as to the application of Section 12.1 (Indemnification by RAPT) or Section 12.2 (Indemnification by Jemincare), as applicable, to any claim, pending the resolution of the dispute pursuant to Section 14.6 (Governing Law; Dispute Resolution; Jury Waiver), the Parties may conduct separate defenses of such claims, with each Party retaining the right to claim indemnification from the other Party in accordance with Section 12.1 (Indemnification by RAPT) or Section 12.2 (Indemnification by Jemincare), as applicable, upon resolution of the underlying claim. In each case, the Indemnitee shall reasonably cooperate with the Indemnitor and shall make available to the Indemnitor all pertinent information under the control of the Indemnitee, which information shall be subject to Article 10 (Confidentiality).

12.3.5 For clarity, if the Indemnitee has the right to control the defense of a Third Party Claim pursuant to Section 9.8 (Defense), the Indemnitee shall be entitled to control such Third Party Claim, without limiting the Indemnitor’s responsibility for Damages under Section 12.1 (Indemnification by RAPT) or Section 12.2 (Indemnification by Jemincare), as applicable.

12.4. Insurance. During the Term and for a period of [***] thereafter, each Party shall maintain, at its cost, a program of insurance in such amounts, subject to such deductibles and on such terms and covering such risks as are customary for such Party. Such insurance shall not be construed to create a limit

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on either Party’s liability with respect to its indemnification obligations under this Article 12 (Indemnification; Insurance; Limitation of Liability), or otherwise.

12.5. LIMITATION OF LIABILITY. NEITHER JEMINCARE NOR RAPT, NOR ANY OF THEIR RESPECTIVE AFFILIATES, WILL BE LIABLE TO THE OTHER PARTY OR ITS AFFILIATES UNDER OR IN CONNECTION WITH THIS AGREEMENT FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE, OR EXEMPLARY DAMAGES, LOST PROFITS OR LOST REVENUES, WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY), INDEMNITY, CONTRIBUTION, OR OTHERWISE, AND IRRESPECTIVE OF WHETHER THAT PARTY OR ANY REPRESENTATIVE OF THAT PARTY HAS BEEN ADVISED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE, PROVIDED THAT NOTHING IN THIS SECTION 12.5 (LIMITATION OF LIABILITY) IS INTENDED TO OR SHALL LIMIT OR RESTRICT: (A) THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTIONS 12.1 (INDEMNIFICATION BY RAPT) OR 12.2 (INDEMNIFICATION BY JEMINCARE), AS APPLICABLE, IN CONNECTION WITH ANY THIRD PARTY CLAIMS; OR (B) DAMAGES AVAILABLE FOR A PARTY’S GROSS NEGLIGENCE, INTENTIONAL MISCONDUCT, FRAUD, OR BREACH OF Article 10 (CONFIDENTIALITY).

Article 13
Term and Termination

13.1. Term. This Agreement shall become effective on the Effective Date and, unless earlier terminated in accordance with this Article 13 (Term and Termination), shall expire on a country-by-country and Licensed Product-by-Licensed Product basis upon the expiration of the Royalty Term under this Agreement with respect to such Licensed Product in such country (the “Term”), subject to Section 8.3.2 (Royalty Term; License Conversion).

13.2. Termination by RAPT for Convenience. This Agreement may be terminated in its entirety or on a Licensed Product-by-Licensed Product basis by RAPT for any or no reason upon [***] written notice to Jemincare.

13.3. Termination for Material Breach. This Agreement may be terminated in its entirety by a Party for the material breach by the other Party of this Agreement; provided, that the breaching Party has not cured such material breach within [***] after the date of written notice to the breaching Party of such breach (the “Cure Period”), which notice shall describe such breach in reasonable detail and shall state the non‑breaching Party’s intention to terminate this Agreement. Any such termination of this Agreement under this Section 13.3 (Termination for Material Breach) shall become effective at the end of the Cure Period, unless (a) the breaching Party has cured such breach prior to the expiration of such Cure Period, or (b) there is a good faith dispute with respect to the existence of such a material breach (including for non-payment), in which case such Cure Period shall be tolled until a final determination under Section 14.6 (Governing Law; Dispute Resolution; Jury Waiver) has been reached that the breaching Party has materially breached this Agreement, and such breach remains uncured for [***] after such determination.

13.4. Termination for Bankruptcy.

13.4.1 In the event that either Party (a) commences a voluntary case under the Bankruptcy Code or any similar bankruptcy or insolvency law foreign or domestic, (b) makes an assignment for the benefit of, or an arrangement or composition generally with, its creditors, (c) appoints an examiner or of a receiver or trustee over all or substantially all of its property or suffers the appointment of such party that is not discharged within [***] after

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such filing or appointment, (d) proposes or is a party to any dissolution, liquidation or winding up of such Party, (e) has an involuntary petition filed against it under the Bankruptcy Code or any similar bankruptcy or insolvency law that is not discharged or dismissed within [***] of the filing thereof, or (f) admits in writing its inability generally to meet its obligations as they fall due in the ordinary course, then the other Party may terminate this Agreement in its entirety effective immediately upon written notice to such Party.

13.4.2 For purposes of Section 365(n) of the Bankruptcy Code and any similar law, foreign or domestic, all rights and licenses granted under or pursuant to any Section of this Agreement are rights to “intellectual property” (as defined in Section 101(35A) of the Bankruptcy Code). The Parties agree that the licensee of such rights under this Agreement shall retain and may fully exercise all of its protections, rights and elections under the Bankruptcy Code and any similar laws in any other country. Each Party hereby acknowledges that copies of research data, laboratory samples, product samples and inventory, formulas, laboratory notes and notebooks, pre-clinical research data and results, tangible Know-How and rights of reference, in each case, that relate to such intellectual property, constitute “embodiments” of such intellectual property pursuant to Section 365(n) of the Bankruptcy Code. The Parties agree that in the event of the commencement of a case by or against a Party under the Bankruptcy Code, then the other Party shall be entitled to a complete duplicate of (or complete access to, as appropriate) any intellectual property licensed to such other Party and all embodiments of such intellectual property, and the same, if not already in the other Party’s possession, shall be (a) promptly delivered to the other Party, unless and until this Agreement or any license of rights to intellectual property hereunder is rejected, and (b) if not delivered under clause (a), upon the other Party’s written request therefor, following (i) the rejection of this Agreement or any license of rights to intellectual property hereunder, and (ii) such other Party’s election to retain its rights under Section 365(n)(1)(B) of the Bankruptcy Code. The provisions of this Section 13.4.2 are without prejudice to any rights the non-bankrupt Party may have arising under the Bankruptcy Code, laws of other jurisdictions governing insolvency and bankruptcy or other Applicable Law. The Parties agree that they intend the following rights to extend to the maximum extent permitted by law, including for purposes of the Bankruptcy Code and any similar laws in any other country: (x) the right of access of the licensee to any intellectual property (including all embodiments thereof) of (i) the licensor, or (ii) any Third Party with whom the licensor contracts to perform an obligation of such licensor under this Agreement which is necessary for the Exploitation of a Licensed Product; (y) the right of licensee to contract directly with any Third Party described in (x)(ii) to complete the contracted work and (z) the right of licensee to cure any breach of or default under any such agreement with a Third Party and set off the costs thereof against amounts payable to such licensor under this Agreement.

13.5. Termination for Patent Challenge. If RAPT or any of its Affiliates or Sublicensees, individually or in association with any other Person, challenges in a legal action or an administrative proceeding the validity, enforceability or patentability of any Licensed Patent or Joint Resulting Patent, Jemincare may, upon [***] advance notice, terminate this Agreement [***] unless during such [***] period the subject challenge is permanently dismissed or withdrawn and is not thereafter reinstituted or continued; provided that in the event RAPT’s Sublicensee initiates such challenge, Jemincare may not terminate this Agreement if (a) [***], or (b) [***]; and provided further that if RAPT or any of its Affiliates or Sublicensees acquires (or otherwise becomes an Affiliate of) a company that has challenged, directly or indirectly, individually or in association with another Person, the validity, enforceability or patentability of any Licensed Patent or Joint Resulting Patent, RAPT or such Affiliate or Sublicensee shall have [***] from the date of such acquisition to terminate such challenge to such Licensed Patents before Jemincare’s rights under this Section 13.5 (Termination for Patent Challenge) become effective. Notwithstanding the

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foregoing in this Section 13.5 (Termination for Patent Challenge), nothing in this Section 13.5 (Termination for Patent Challenge) shall (x) [***]; (y) [***]; or (z) [***].

13.6. General Effects of Termination.

13.6.1 Effects of Termination on Licenses. (a) For any termination of this Agreement, the licenses granted by Jemincare to RAPT pursuant to Section 2.1 (Licenses to RAPT) and any Sublicenses granted by RAPT pursuant to Section 2.6 (Sublicensing) shall terminate on the respective Termination Date, and (b) for any termination of this Agreement by RAPT pursuant to Section 13.3 (Termination for Material Breach) or by RAPT pursuant to Section 13.4 (Termination for Bankruptcy), the license granted by RAPT to Jemincare pursuant to Section 2.2 (Licenses to Jemincare) and any sublicenses granted by Jemincare thereunder shall terminate on the respective Termination Date, otherwise the license granted to Jemincare under Section 2.2 (License to Jemincare) survives termination and remains in force and effect.

13.6.2 Return of Confidential Information. No later than [***] after the Termination Date, each Party shall either, at the Disclosing Party’s option and instruction, (a) destroy or (b) return or cause to be returned to the other Party, all Confidential Information of the Disclosing Party in tangible form received from such other Party and all copies thereof and all materials substances or compositions delivered or provided by the other Party; provided, however, that subject to the provisions of Article 10 (Confidentiality): (y) each Party may retain any such Confidential Information or materials as reasonably necessary for such Party’s continued practice under any license under this Agreement that remains effective after such termination; and (z) the Disclosing Party’s Confidential Information contained in the Receiving Party’s electronic back-up files that are created in the normal course of business pursuant to such Receiving Party’s standard protocol for preserving its electronic records solely for the purpose of establishing the contents thereof and record purposes.

13.6.3 Use of Confidential Information. Each Party shall have the right to use the other Party’s Confidential Information solely to the extent necessary to exercise any surviving rights and fulfill any surviving obligations under this Agreement, provided that such Party shall comply with its confidentiality obligations with respect to such Confidential Information in accordance with Article 10 (Confidentiality).

13.6.4 Sale of Existing Inventory. For a period of [***] following the Termination Date, RAPT (or its Affiliates or Sublicensees) (“Sell-Off Period”) may sell the then-existing inventory of Licensed Products owned by RAPT or any of its Affiliates as of the Termination Date, provided that (a) [***], and (b) [***]. Effective from the Termination Date, during such Sell-Off Period, Jemincare hereby grants to RAPT, and RAPT hereby accepts, a non-exclusive, non-transferrable, and sublicensable through multiple tiers (in accordance with Section 2.6 (Sublicensing)) license, under the Licensed IP solely to the extent necessary to sell such then-existing inventory of Licensed Products.

13.7. Specific Effects of Termination. Upon termination of this Agreement by RAPT pursuant to Section 13.2 (Termination by RAPT for Convenience), or by Jemincare pursuant to Section 13.3 (Termination for Material Breach), Section 13.4 (Termination for Bankruptcy), or Section 13.5 (Termination for Patent Challenge), then, upon Jemincare’s written instruction:

13.7.1 RAPT shall, and shall cause its Affiliates and Sublicensees to, as soon as reasonably practicable transfer and assign (to the extent permitted by Applicable Law

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or applicable agreements with Third Parties) to Jemincare all Clinical Data, Regulatory Materials and Regulatory Approvals solely related to each Licensed Product that is the subject of the termination and its corresponding Licensed Molecule. The Parties shall cooperate to transfer all such Clinical Data, Regulatory Materials and Regulatory Approvals from RAPT to Jemincare promptly after the Termination Date and in compliance with Applicable Laws and regulatory requirements of any relevant Regulatory Authority. If Applicable Law prevents or delays the transfer of ownership of any such Regulatory Materials or Regulatory Approvals to Jemincare, RAPT shall, and hereby does, grant to Jemincare an irrevocable and perpetual, fully paid-up, transferable right of access and Right of Reference to such Regulatory Materials and Regulatory Approvals solely for each Licensed Product that is the subject of the termination and its corresponding Licensed Molecule, and shall reasonably cooperate to make the benefits of such Regulatory Materials and Regulatory Approvals available to Jemincare or its designee.

13.7.2 With respect to any ongoing Clinical Trials of Licensed Products, RAPT shall cease (to the extent permitted by Applicable Law or applicable agreements with Third Parties) the conduct of such Clinical Trials as soon as reasonably practicable after the Termination Date, unless Jemincare notifies RAPT in writing prior to the Termination Date that it elects to continue such Clinical Trials at Jemincare’s sole costs and expenses. In the event of such election by Jemincare, (a) each Party shall cooperate with the other Party to facilitate the orderly transfer (to the extent permitted by Applicable Law or applicable agreements with Third Parties) to Jemincare of the conduct of such Clinical Trials as soon as reasonably practicable after the Termination Date, including by assignment to Jemincare or termination of any applicable agreements with contract research organizations or sites for Clinical Trials to the extent permissible under such applicable agreements and as desired by Jemincare, and (b) until such time as the conduct of such Clinical Trials has been successfully transferred to Jemincare, RAPT shall continue such Clinical Trials at Jemincare’s sole cost and expense and Jemincare shall indemnify, defend and hold harmless each RAPT Indemnitees from and against any and all Damages incurred in connection with any Third Party Claim to the extent arising from such Clinical Trials after the Termination Date. In the event Jemincare does not elect to continue such Clinical Trials and immediate cessation of such Clinical Trials is impermissible under Applicable Law or applicable agreements with Third Parties or otherwise impractical or impossible, (i) RAPT shall bear all costs and expenses associated with such Clinical Trials until such time as the conduct of such Clinical Trials has been fully ceased, and (ii) [***].

13.7.3 With respect to any Licensed Products that has been Commercialized in the RAPT Territory, RAPT shall promptly assign to Jemincare all rights, title and interest in and to the RAPT Product Marks for the corresponding Licensed Products.

13.7.4 Without limiting the foregoing, each Party will cooperate with the other Party to effectuate a smooth and orderly transition with respect to the Licensed Products that were the subject of the termination in a prompt and expeditious manner. Each Party shall take any actions, and execute any instruments, assignments and documents, as reasonably requested by the other Party as may be necessary to effectuate the provisions of this Section 13.7 (Specific Effects of Termination), as applicable.

13.8. Surviving Provisions.

13.8.1 Accrued Rights. The expiration or termination of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of

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any Party prior to such expiration or termination, and any and all damages or remedies (whether at law or in equity) arising from any breach hereunder, each of which shall survive expiration or termination of this Agreement. Such expiration or termination shall not relieve any Party from obligations which are expressly indicated to survive expiration or termination of this Agreement. Except as otherwise expressly set forth in this Agreement, the termination provisions of this Article 13 (Term and Termination) are in addition to any other relief and remedies available to either Party under this Agreement, at law or in equity.

13.8.2 Survival. Without limiting the provisions of Section 13.8.1 (Accrued Rights), the rights and obligations of the Parties set forth in the following Sections and Articles of this Agreement shall survive the expiration or termination of this Agreement (for the time periods set forth therein, as applicable), in addition to those other terms and conditions that are expressly stated to survive termination or expiration of this Agreement: Article 1 (Definitions) (to the extent terms defined therein are used in or necessary to interpret other surviving provisions), Section 2.8 (No Implied Licenses), Section 8.4 (Payment Terms) for purposes of making any payments after the Term that have accrued during the Term, including those for milestones achieved or royalties accrued on Net Sales occurring during the Term, Section 8.5 (Records; Audit Rights), Section 9.1 (Ownership), Section 9.9 (Recovery) (with respect to any action initiated prior to expiration or termination of this Agreement), Article 10 (Confidentiality), Article 12 (Indemnification; Insurance; Limitation of Liability), Section 13.4.2, Section 13.6 (General Effects of Termination), Section 13.7 (Specific Effects of Termination), this Section 13.8 (Surviving Provisions) and Article 14 (Miscellaneous).

Article 14
Miscellaneous.

14.1. Severability. If one or more of the terms or provisions of this Agreement is held by an arbitral tribunal or other court of competent jurisdiction to be void, invalid, or unenforceable in any situation in any jurisdiction, such holding shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the void, invalid or unenforceable term or provision in any other situation or in any other jurisdiction, and such term or provision shall be considered severed from this Agreement solely for such situation and solely in such jurisdiction, unless the void, invalid, or unenforceable term or provision is of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the void, invalid, or unenforceable term or provision. If the final judgment of such court declares that any term or provision hereof is void, invalid, or unenforceable, the Parties agree to: (a) reduce the scope, duration, area, or applicability of the term or provision or to delete specific words or phrases to the minimum extent necessary to cause such term or provision as so reduced or amended to be enforceable; and (b) make a good-faith effort to replace any void, invalid, or unenforceable term or provision with a valid and enforceable term or provision such that the objectives contemplated by the Parties when entering this Agreement may be realized.

14.2. Notices. Any notice required or permitted to be given by this Agreement shall be in writing and in English and shall be: (a) delivered by hand or by overnight courier with tracking capabilities; or (b) mailed postage prepaid by first class, registered, or certified mail, in each case, addressed as set forth below unless changed by notice so given:

If to RAPT:

RAPT Therapeutics, Inc.
561 Eccles Ave.

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South San Francisco, CA 94080

USA
Attn: General Counsel

with a copy (which shall not constitute notice) to:

Email: [***]

If to Jemincare:

Shanghai Jemincare Pharmaceutical Co., Ltd.
Lane 535, Huanqiao Road, Pudong, Shanghai, China
Attn: [***]
Email: [***]

With a copy (which shall not constitute notice) to:

Shanghai Jemincare Pharmaceutical Co., Ltd.
Lane 535, Huanqiao Road, Pudong, Shanghai, China
Attn: [***]
Email: [***]

Any such notice shall be deemed given on the date received, except any notice received after 5:30 p.m. (in the time zone of the receiving Party) on a Business Day or received on a non-Business Day shall be deemed to have been received on the next Business Day. A Party may add, delete, or change the Person or address to which notices should be sent at any time upon written notice delivered to the other Parties in accordance with this Section 14.2 (Notices).

14.3. Force Majeure. A Party shall not be liable for delay or failure in the performance of any of its obligations hereunder if such delay or failure is due to a cause beyond the reasonable control of such Party, including acts of any God, fires, earthquakes, change of laws or regulations or any orders issued by Governmental Authority, a material adverse change in the COVID-19 pandemic or a new pandemic after the Effective Date, acts of war, terrorism, or civil unrest, or hurricane or other inclement weather; provided, that the affected Party: (a) promptly notifies the other Party; and (b) shall use Commercially Reasonable Efforts to avoid or remove such causes of non-performance and to mitigate the effect of such occurrence, and shall continue performance in accordance with the terms of this Agreement whenever such causes are removed. When such circumstances arise, the Parties shall negotiate in good faith any modifications of the terms of this Agreement that may be necessary or appropriate in order to arrive at an equitable solution.

14.4. Assignment; Change of Control.

14.4.1 Neither Party may assign its rights and obligations under this Agreement without the prior written consent of the other Party; provided that, subject to the provisions of this Section 14.4 (Assignment; Change of Control), (a) Jemincare may assign this Agreement, without such consent from RAPT, [***], to (i) its Affiliate, or (ii) in connection with a Change of Control to its Acquiring Entity or to an Asset Purchaser and (b) RAPT may assign this Agreement, without such consent from Jemincare, [***], to (i) its Affiliate, or (ii) in connection with a Change of Control to its Acquiring Entity or to an Asset Purchaser. The terms and conditions of this Agreement shall inure to the benefit of and be enforceable by, and shall be binding on and enforceable against, the permitted successors and

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assignees of each Party. Any attempted assignment or delegation in violation of this Section 14.4.1 shall be void and of no effect.

14.4.2 The rights to information, materials and intellectual property that (a) were controlled by the Acquiring Entity of a Party and (b) were not Controlled by such Party or its Affiliates immediately prior to such assignment (other than as a result of a license or other grant of rights, covenant or assignment by such Party or its Affiliates to, or for the benefit of, such Acquiring Entity or its Affiliates), shall be automatically excluded from the rights licensed or granted to the other Party under this Agreement.

14.4.3 Each Party (or its successor) shall provide the other Party with written notice of its assignment of this Agreement or Change of Control within [***]. Following such assignment by Jemincare or Change of Control of Jemincare, Jemincare, its assignee, the applicable Affiliate or Acquiring Entity (as applicable) shall adopt reasonable procedures to prevent disclosure of Confidential Information of RAPT in violation of the terms of this Agreement. Following such assignment by RAPT or Change of Control of RAPT, RAPT, its assignee, the applicable Affiliate or Acquiring Entity shall adopt reasonable procedures to prevent disclosure of Confidential Information of Jemincare in violation of the terms of this Agreement.

14.4.4 If Jemincare undergoes a Change of Control transaction whereby Jemincare is acquired by its Acquiring Entity, then any intellectual property rights, data rights or information Controlled by such Acquiring Entity before or after the closing of such transaction (the “Acquirer IP”) shall not be deemed to be Controlled by Jemincare and shall not be licensed to RAPT under this Agreement, except for any Acquirer IP that: (a) are generated prior to such Change of Control through the use or incorporation of Jemincare’s or any of its Affiliates’ material, Know-How, Patents or other intellectual property rights or through the Exploitation of Licensed Molecules or Licensed Products in each case under an agreement entered into by Jemincare or its Affiliates and such Acquiring Entity or its Affiliates; (b) are Controlled by Jemincare or any of its Affiliates prior to such Change of Control; (c) are used by or on behalf of Jemincare or any of its Affiliates in performing any of Jemincare’s or its Affiliates’ obligations under any Transaction Agreement; (d) are incorporated into any Licensed Molecule or Licensed Product; or (e) is or was generated through any use of, or access to, the Licensed IP.

14.5. Waivers and Modifications. The failure of any Party to insist on the performance of any obligation hereunder shall not be deemed to be a waiver of such obligation. Waiver of any breach of any provision hereof shall not be deemed to be a waiver of any other breach of such provision or any other provision on such occasion or any succeeding occasion. No waiver, modification, release, or amendment of any obligation under or provision of this Agreement shall be valid or effective unless in writing and signed by the Parties.

14.6. Governing Law; Dispute Resolution; Jury Waiver.

14.6.1 Governing Law. Except where the Bankruptcy Code is specifically referenced, this Agreement, including the agreements to arbitrate in Section 14.6.3 (Arbitration), shall be governed by, enforced, and construed in accordance with the laws of [***] without reference to any rules of conflict of laws and excluding the United Nations Convention on Contracts for the International Sales of Goods.

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14.6.2 Referral to Senior Executives. The Parties recognize that disputes as to certain matters relating to this Agreement may from time to time arise during the Term of this Agreement. With respect to any dispute, including any dispute arising with respect to the interpretation, enforcement, termination or invalidity of this Agreement (each, a “Dispute”) which cannot be resolved by good faith negotiations shall be referred, by written notice from either Party to the other, to the Executive Officers for resolution. The Executive Officers shall negotiate in good faith to resolve such Dispute through discussions promptly following such written notice. If the Executive Officers cannot resolve such Dispute within [***] of such written notice, or either Party concludes that the matter shall not be so resolved, then, the provisions of Section 14.6.3 (Arbitration) shall apply. If the Parties should resolve such Dispute pursuant to the procedures in this Section 14.6.2 (Referral to Senior Executives), a memorandum setting forth their agreement shall be prepared and signed by both Parties, if requested by either Party.

14.6.3 Arbitration. Any Dispute that is not resolved pursuant to Section 14.6.2 (Referral to Senior Executives) shall, upon written notice by either Party to the other Party, be submitted for resolution by final, binding arbitration in the manner described in this Section 14.6.3 (Arbitration).

(a) Conduct of the Arbitration. Any arbitration pursuant to this Section 14.6.3 (Arbitration) shall be administered by [***] (“[***]”) (or any successor entity thereto) pursuant to the [***] Rules then in effect (“Rules”), except as modified by this Section 14.6.3 (Arbitration). The arbitration shall be conducted by a tribunal of three arbitrators. Within [***] after delivery of a notice from a Party referring such Dispute to arbitration, each Party shall nominate one arbitrator in accordance with the Rules. The two arbitrators so nominated shall nominate a third arbitrator to serve as chair of the arbitration tribunal, such nomination to be made within [***] after the selection of the second arbitrator. The arbitrators shall be neutral and independent of both Parties and all of their respective Affiliates, shall have significant experience and expertise in licensing and partnering agreements in the pharmaceutical and biotechnology industries, shall have appropriate experience with respect to the matter(s) to be arbitrated, and shall have some experience in mediating or arbitrating issues relating to such agreements. Without prejudice to any Party presenting evidence from an expert witness, the arbitrators may engage an expert with experience in the subject matter of the Dispute (“Expert”) to advise the arbitrators regarding the merits of such Dispute.

(b) Arbitration Proceedings. The arbitrators shall determine what discovery shall be permitted, consistent with the goal of limiting the cost and time which the Parties must expend for discovery; provided that the arbitrators shall permit such discovery as it deems necessary to permit an equitable resolution of the Dispute. The arbitration proceedings and all pleadings, responses and evidence shall be in the English language. If so requested by the arbitrators, any evidence originally in a language other than English shall be submitted with a certified English translation accompanied by an original or true copy thereof.

(c) Decision of the Arbitrator. The Parties agree that any decision and/or award rendered by the arbitrators shall be the sole, exclusive and binding remedy between them regarding any Dispute presented to the arbitrator. Any decision and/or award of the arbitrator may be entered in any court of competent jurisdiction for judicial recognition of the decision and an order of enforcement. The arbitration proceedings and the decision of the arbitrator shall not be made public without the joint consent of the Parties and each Party shall maintain the confidentiality of such proceedings and decision unless each Party otherwise agrees in writing; provided that either Party may make such disclosures as are permitted for Confidential Information of the other Party under Article 10 (Confidentiality) above.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(d) Location; Costs. The seat of the arbitration shall be [***]. Unless otherwise mutually agreed upon by the Parties, the in-person portion (if any) of any proceeding under this Section 14.6.3 (Arbitration) above shall be conducted in [***]. The Parties agree that they shall share equally the arbitrator and [***] costs and fees of the proceedings under this Section 14.6.3(Arbitration), including the cost of the arbitration filing and hearing fees, the cost of the Expert retained by the arbitrator, the cost of the arbitrators and administrative fees of [***], if applicable. Each Party shall bear its own costs and attorneys’ and witnesses’ fees incurred in connection with any proceeding under this Section 14.6.3 (Arbitration); provided that, if the arbitrator determines appropriate, it may include in its award a requirement that the non-prevailing Party reimburse some or all of the costs and expenses, including reasonable attorneys’ fees, of the prevailing Party.

(e) Interim Relief. Notwithstanding anything in this Section 14.6.3 (Arbitration) to the contrary, each Party shall have the right to apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction or other similar interim or conservatory relief, as necessary to protect the rights or property of such Party, pending the selection of the arbitrator or pending the arbitrator’s determination of the merits of any Dispute. Nothing in the preceding sentence shall be interpreted as limiting the powers of the arbitrator with respect to any Dispute subject to arbitration under this Agreement (including the power to determine the arbitrability of any Dispute).

14.6.4 Jury Waiver. EACH PARTY, TO THE EXTENT PERMITTED BY LAW, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS IT CONTEMPLATES AND AGREES TO ARBITRATE AS SET FORTH IN SECTION 14.6.3 (ARBITRATION). THIS WAIVER APPLIES TO ANY ACTION OR LEGAL PROCEEDING, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

14.7. Relationship of the Parties. Jemincare and RAPT are independent contractors under this Agreement. Nothing contained herein is intended or is to be construed so as to constitute either Party as a partner, agent, or joint venture of the other Party. No Party shall incur any debts or make any commitments for the other Party, except to the extent, if at all, specifically provided therein. Neither Jemincare nor RAPT, respectively, shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of Jemincare and RAPT, respectively, or to bind Jemincare and RAPT, respectively, to any contract, agreement, or undertaking with any Third Party.

14.8. Fees and Expenses. Except as otherwise specified in any Transaction Agreement, each Party shall bear its own costs and expenses (including investment banking and legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

14.9. Third Party Beneficiaries. There are no express or implied Third Party beneficiaries hereunder, the provisions of this Agreement are for the exclusive benefit of the Parties, and no other Person or entity shall have any right or claim against any Party by reason of these provisions or be entitled to enforce any of these provisions against any Party, except for the indemnification rights of the Jemincare Indemnitees pursuant to Section 12.1 (Indemnification by RAPT) and Section 12.3 (Procedure) and the RAPT Indemnitees pursuant to Section 12.2 (Indemnification by Jemincare) and Section 12.3 (Procedure).

14.10. Entire Agreement. The Transaction Agreements (including this Agreement together with the attached Exhibits and Schedules) contain the entire agreement by the Parties with respect to the subject matter hereof and supersede any prior express or implied agreements, understandings, and representations, either oral or written, which may have related to the subject matter hereof in any way, including any and all term sheets relating to the transactions contemplated by this Agreement and exchanged between the

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Parties prior to the Effective Date. Any material breach by Jemincare or any of its Affiliates of any of its or their respective obligations under the Transaction Agreements other than this Agreement that materially adversely affects RAPT’s rights hereunder, its ability to Exploit Licensed Molecules or Licensed Products in accordance with this Agreement or the value of the Licensed Molecules or Licensed Products, in each case, shall be deemed to be a material breach by Jemincare of this Agreement.

14.11. Counterparts. This Agreement may be executed in counterparts with the same effect as if both Parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together, and shall constitute one (1) and the same instrument. Any such counterpart, to the extent delivered by means of facsimile by pdf, .tif, .gif, .jpeg, or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manners and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent that such defense relates to lack of authenticity.

14.12. Equitable Relief; Cumulative Remedies. Notwithstanding anything to the contrary herein, the Parties shall be entitled to seek equitable relief, including injunction and specific performance as a remedy for any breach of this Agreement. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Agreement but shall be in addition to all other remedies available at law or in equity. The Parties further agree not to raise as a defense or objection to the request or granting of such relief that any breach of this Agreement is or would be compensable by an award of money damages. No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under Applicable Law.

14.13. Interpretation.

14.13.1 Generally. This Agreement has been diligently reviewed by and negotiated by and between the Parties, and in such negotiations each of the Parties have been represented by competent (in-house or external) counsel, and the final agreement contained herein, including the language whereby it has been expressed, represents the joint efforts of the Parties and their counsel. Accordingly, in interpreting this Agreement or any provision hereof, no presumption shall apply against any Party as being responsible for the wording or drafting of this Agreement or any such provision, and ambiguities, if any, in this Agreement and shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.

14.13.2 Definitions; Interpretation.

(a) The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined and, where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(b) Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms.

(c) The word “will” shall be construed to have the same meaning and effect as the word “shall.”

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(d) The words “including,” “includes,” “include,” “for example,” and “e.g.,” and words of similar import, shall be deemed to be followed by the words “without limitation.”

(e) The word “or” shall be interpreted to mean “and/or,” unless the context requires otherwise (e.g., by the use of the word “either”).

(f) The words “hereof,” “herein,” “hereto”, “hereby”, and “hereunder”, and words of similar import, shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

(g) If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb).

(h) The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if”.

(i) The word “expense” shall be construed to have the same meaning and effect as the word “cost”.

(j) The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement.

(k) The phrase “non-refundable” shall not prohibit, limit or restrict either Party’s right to obtain damages in connection with a breach of this Agreement.

(l) Unless the context requires otherwise or otherwise specifically provided: (i) all references herein to Articles, Sections, Schedules, or Exhibits shall be construed to refer to Articles, Sections, Schedules, and Exhibits of this Agreement; (ii) reference in any Section to any subclauses are references to such subclauses of such Section, and (iii) references to any agreement, instrument or other document in this Agreement refer to such agreement, instrument or other document as originally executed or, if subsequently amended, replaced or supplemented from time to time, as so amended, replaced or supplemented and in effect at the relevant time of reference thereto.

14.13.3 Subsequent Events. Unless the context requires otherwise: (a) any definition of or reference to any agreement, instrument, or other document herein shall be construed as referring to such agreement, instrument, or other document as from time to time amended, supplemented, or otherwise modified (subject to any restrictions on such amendments, supplements, or modifications set forth herein); (b) any reference to any Applicable Law herein shall be construed as referring to such Applicable Law as from time to time enacted, repealed, or amended; and (c) subject to Section 14.4 (Assignment), any reference herein to any Person shall be construed to include the Person’s successors and assigns.

14.13.4 Headings. Headings, captions, and the table of contents are for convenience only and shall not be used in the interpretation or construction of this Agreement.

14.14. Further Assurances. Each Party shall execute, acknowledge, and deliver such further instruments, and do all such other ministerial, administrative, or similar acts, as may be reasonably necessary or appropriate in order to carry out the expressly stated purposes and the clear intent of this Agreement. In the event that a change in Applicable Law materially and adversely affects RAPT’s ability

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to enjoy its benefits, exercise its rights, or perform its obligations, in each case pursuant to this Agreement, the Parties will negotiate in good faith amendments to this Agreement (including any financial terms in this Agreement) such that the objectives contemplated by the Parties when entering this Agreement may be realized.

14.15. Precedence. Except as otherwise stated or if the context otherwise requires, in case of a conflict between the provisions of any Schedule and the provisions of the main body of this Agreement, the provisions of the main body of this Agreement shall prevail.

[Signature Page Follows]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Parties have caused this LICENSE AGREEMENT to be executed by their respective duly authorized officers as of the Effective Date.

Shanghai Jemincare Pharmaceutical Co., Ltd.	RAPT Therapeutics, Inc.
By: /s/ Xiaoxiang Li	By: /s/ Brian Wong
Name: Xiaoxiang Li	Name: Brian Wong
Title: President	Title: President and CEO

[Signature Page to License Agreement]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

List of Schedules

• Schedule 1.28 (Clinical Data Transfer Plan)

• Schedule 1.69 (Existing Regulatory Materials)

• Schedule 1.108 (JYB1904)

• Schedule 1.113 (Licensed Know-How)

• Schedule 1.115 (Licensed Patents)

• Schedule 1.189 (Specifications)

• Schedule 2.1.3 ([***])

• Schedule 4.2 (RAPT Development Plan)

• Schedule 5.1.1 (Initial Clinical Supply Order Terms)

• Schedule 5.3.1(a) (Bioequivalency Data)

• Schedule 5.3.2 (Manufacturing Technology Transfer Plan)

• Schedule 10.6 (Press Release)

Schedule 1.28
Clinical Data Transfer Plan

[***]

Schedule 1.69
Existing Regulatory Materials

[***]

Schedule 1.108
JYB1904

[***]

Schedule 1.113
Licensed Know-How

[***]

Schedule 1.115
Licensed Patents

[***]

Schedule 1.189
Specifications

[***]

Schedule 2.1.3
[***]

[***]

Schedule 4.2
RAPT Development Plan

[***]

Schedule 5.1.1
Initial Clinical Supply Order Terms

[***]

Schedule 5.3.1(a)
Bioequivalency Data

[***]

Schedule 5.3.2
Manufacturing Technology Transfer Plan

[***]

Schedule 10.6
Press Release

[***]